                                                                  EXHIBIT  10.13


================================================================================










                          CREDIT AND SECURITY AGREEMENT

                            DATED AS OF MAY 20, 2002


                                     BETWEEN

                         FRANK'S NURSERY & CRAFTS, INC.
                                   AS BORROWER



                                       AND

                               KIMCO CAPITAL CORP.
                                    AS LENDER






================================================================================


INTRODUCTORY STATEMENT...........................................................................................1

1.       THE LOANS...............................................................................................1

         SECTION 1.1           Term Loan.........................................................................1

         SECTION 1.2           Revolving Credit Loans............................................................1

         SECTION 1.3           Disbursement of Funds and Notice of Borrowing.....................................1

         SECTION 1.4           Repayment; Extension of Initial Maturity Date; Evidence of Debt;
                               Administration....................................................................2

         SECTION 1.5           Interest..........................................................................3

         SECTION 1.6           Loan Fee..........................................................................3

         SECTION 1.7           Termination and/or Reduction of the Revolving Credit .............................3

         SECTION 1.8           Voluntary Prepayments.............................................................3

         SECTION 1.9           Mandatory Prepayments; Warrant Agreement..........................................4

         SECTION 1.10          Default Interest..................................................................5

         SECTION 1.11          INTENTIONALLY OMITTED.............................................................5

         SECTION 1.12          Interest Adjustments..............................................................5

         SECTION 1.13          Manner of Payments................................................................6

         SECTION 1.14          Use of Proceeds...................................................................6

2.       REPRESENTATIONS AND WARRANTIES .........................................................................6

         SECTION 2.1           Existence and Power...............................................................6

         SECTION 2.2           Authority and No Violation........................................................6

         SECTION 2.3           Governmental Approval.............................................................7

         SECTION 2.4           Binding Agreements................................................................7

         SECTION 2.5           Title to Properties...............................................................7

         SECTION 2.6           Litigation; Judgments.............................................................8

         SECTION 2.7           Taxes.............................................................................8

         SECTION 2.8           Compliance with ERISA.............................................................9

         SECTION 2.9           Agreements........................................................................9

         SECTION 2.10          Security Documents...............................................................10

         SECTION 2.11          Disclosure.......................................................................10

         SECTION 2.12          Environmental Matters............................................................10

         SECTION 2.13          Compliance with Laws.............................................................11

         SECTION 2.14          Real Property....................................................................11






         SECTION 2.15          No Default.......................................................................12

         SECTION 2.16          No Tenants in Possession.........................................................12

         SECTION 2.17          Subsidiaries. ...................................................................12

3.       CONDITIONS TO THE EFFECTIVENESS OF THIS CREDIT AGREEMENT
         AND THE MAKING OF THE LOANS............................................................................12

         SECTION 3.1           Conditions Precedent to the Effectiveness of This Credit Agreement and
                               the Making of the Loans..........................................................12

         SECTION 3.2           Conditions Precedent to Each Revolving Credit Loan...............................15

4.       AFFIRMATIVE COVENANTS..................................................................................16

         SECTION 4.1           Financial Statements and Reports.................................................16

         SECTION 4.2           Compliance with Laws.............................................................16

         SECTION 4.3           Maintenance of Properties........................................................17

         SECTION 4.4           Notice of Material Events........................................................17

         SECTION 4.5           Insurance........................................................................18

         SECTION 4.6           Books and Records................................................................18

         SECTION 4.7           Observance of Agreements.........................................................19

         SECTION 4.8           Taxes and Charges................................................................19

         SECTION 4.9           Liens............................................................................20

         SECTION 4.10          Further Assurances; Security Interests...........................................20

         SECTION 4.11          Environmental Laws...............................................................20

         SECTION 4.12          Lease Agreements.................................................................22

         SECTION 4.13          Use of Proceeds of Loans.........................................................22

         SECTION 4.14          ERISA Plan Compliance and Reports................................................22

         SECTION 4.15          Kimco Collateral Account.........................................................22

5.       NEGATIVE COVENANTS.....................................................................................23

         SECTION 5.1           Limitations on Indebtedness and Preferred Stock..................................23

         SECTION 5.2           Limitations on Liens.............................................................24

         SECTION 5.3           Merger, Sale of Assets, Purchases, etc...........................................25

         SECTION 5.4           Places of Business; Change of Name...............................................25

         SECTION 5.5           Sale and Leaseback...............................................................26

         SECTION 5.6           Changes to Material Agreements...................................................26

         SECTION 5.7           ERISA Compliance.................................................................26

         SECTION 5.8           Hazardous Materials..............................................................26




         SECTION 5.9           Transactions with Subsidiaries...................................................26

6.       EVENTS OF DEFAULT......................................................................................27

7.       MISCELLANEOUS..........................................................................................30

         SECTION 7.1           Notices..........................................................................30

         SECTION 7.2           Survival of Agreement, Representations and Warranties, etc.......................31

         SECTION 7.3           Successors and Assigns; Syndications; Loan Sales; Participations.................31

         SECTION 7.4           Expenses; Documentary Taxes......................................................32

         SECTION 7.5           Indemnity........................................................................33

         SECTION 7.6           CHOICE OF LAW....................................................................34

         SECTION 7.7           WAIVER OF JURY TRIAL.............................................................34

         SECTION 7.8           WAIVER WITH RESPECT TO DAMAGES...................................................34

         SECTION 7.9           No Waiver........................................................................35

         SECTION 7.10          Extension of Payment Date........................................................35

         SECTION 7.11          Amendments, etc..................................................................35

         SECTION 7.12          Severability.....................................................................35

         SECTION 7.13          SERVICE OF PROCESS...............................................................35

         SECTION 7.14          Headings.........................................................................36

         SECTION 7.15          Execution in Counterparts........................................................36

         SECTION 7.16          Confidentiality..................................................................36

         SECTION 7.17          Entire Agreement.................................................................37

         SECTION 7.18          Enforcement of Rights; No Obligation to Marshall Assets..........................37

         SECTION 7.19          Reproduction of Documents........................................................37

         SECTION 7.20          Right of Set-Off.................................................................37

8.       GRANT OF SECURITY INTEREST; REMEDIES...................................................................38

         SECTION 8.1           Security Interests...............................................................38

         SECTION 8.2           Use of Collateral................................................................38

         SECTION 8.3           Borrower to Hold in Trust........................................................38

         SECTION 8.4           Application of Proceeds on Default...............................................39

         SECTION 8.5           Power of Attorney................................................................39

         SECTION 8.6           Financing Statements, Direct Payments............................................40

         SECTION 8.7           Further Assurances...............................................................40

         SECTION 8.8           Termination and Release..........................................................40




         SECTION 8.9           Remedies Not Exclusive...........................................................40

         SECTION 8.10          Continuation and Reinstatement...................................................41

9.       DEFINITIONS............................................................................................41


SCHEDULES

2.1(a)            List of jurisdictions where Borrower is qualified/not in good standing
2.5(a)            Matters Affecting Title to Property
2.5(b)            Defaults under Leases
2.5(c)            Condemnation Proceedings
2.5(d)            Contractual Obligations With Respect to Collateral
2.7               Taxes
2.9(b)            Agreements
2.10              Filing Offices for the Mortgages and Fixture Filings
2.12              Environmental Matters
2.14(a)           Fee Properties
2.14(b)           Leased Properties
2.14(b)(1)        SNDA Agreements
2.14(b)(2)        Other Agreements and Documents
2.14(b)(3)        Estoppel Certificates
2.14(b)(4)        Lease Modifications
2.16              Tenants in Possession
2.17              Subsidiaries
3.1(c)            Opinion of Willkie, Farr & Gallagher
5.1(b)            Existing Indebtedness
5.1(c)            Existing Liens

EXHIBITS

A                 Form of Borrowing Certificate
B                 Form of Mortgage
C                 Form of Closing Certificate
D                 Form of Warrant Agreement

CREDIT AND SECURITY AGREEMENT, dated as of May 20, 2002 (as this agreement may be further amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), between FRANK'S NURSERY & CRAFTS, INC., a Delaware corporation ("Borrower") and KIMCO CAPITAL CORP., as Lender (in such capacity, "Lender").

                             INTRODUCTORY STATEMENT

                  Subject to and upon the terms and conditions set forth herein, Lender is willing to make available to Borrower: (a) Revolving Credit Loans (as defined herein) in the amount of $10,000,000, and (b) a Term Loan (as defined herein) in the amount of $20,000,000.

                  To provide assurance for the repayment of the Loans (as defined herein) hereunder and the other Obligations (as defined herein) of Borrower hereunder, Borrower will, among other things, provide or cause to be provided to Lender, Mortgages and other Security Documents (each as defined herein) with respect to the Collateral (as defined herein).

                  Accordingly, the parties hereto hereby agree as follows:

1. THE LOANS

                  SECTION 1.1 Term Loan. The Lender agrees, upon the terms and subject to the conditions hereinafter set forth to make a term loan (the "Term Loan") to Borrower on the Closing Date in a single draw in a principal amount up to the Term Loan Commitment. Once repaid, the Term Loan may not be re-borrowed.

                  SECTION 1.2 Revolving Credit Loans. (a) The Lender agrees, upon the terms and subject to the conditions hereinafter set forth, to make loans equal to the Revolving Credit Commitment (each a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") to Borrower on any Business Day and from time to time from the Closing Date to but excluding the Revolving Credit Commitment Termination Date; provided, that such Revolving Credit Loans when added to the aggregate principal amount of all Revolving Credit Loans then outstanding, do not exceed the Revolving Credit Commitment (after giving effect to all Revolving Credit Loans repaid concurrently with the making of any Revolving Credit Loans); provided, further that Borrower shall not request more than four (4) Borrowings during any one Accounting Period.

                  (b) Subject to the terms and conditions of this Credit Agreement, at any time prior to the Revolving Credit Commitment Termination Date, Borrower may borrow, repay and re-borrow amounts constituting the Revolving Credit Loans.

                  SECTION 1.3 Disbursement of Funds and Notice of Borrowing. (a) The Borrower shall give Lender prior written or facsimile notice of each Borrowing hereunder; such notice shall be irrevocable and to be effective, must be received by Lender not later than 12:00 noon (Eastern time), no less than three (3) Business Days prior to the date on which such Loan is to be made. Each such written notice shall be given in substantially the form of the Borrowing Certificate appropriately completed to specify (A) the amount of the proposed Borrowing and (B) the date thereof (which shall be a Business Day).

                  (b) The aggregate amount of any Borrowing of a Revolving Credit Loan shall be in a minimum aggregate principal amount of $100,000 or such greater amount which is an integral multiple thereof (or such lesser amount as shall equal the available but unused portion of the Revolving Credit Commitment then in effect).

                  (c) The Lender shall disburse the proceeds of Loans by depositing them on the date of the Borrowing in an account of Borrower as Borrower may specify to Lender in writing.

                  SECTION 1.4 Repayment; Extension of Initial Maturity Date; Evidence of Debt; Administration. (a) The Loans shall be subject to voluntary prepayment as provided in Section 1.8 hereto, to mandatory prepayment as provided in Section 1.9 hereof, and to acceleration as provided in Article 6 hereof.

                  (b) The outstanding principal balance of the Revolving Credit Loans shall be payable in full on the Revolving Credit Commitment Termination Date, and the outstanding principal balance of the Term Loans shall be payable in full on the Term Loan Maturity Date.

                  (c) The Initial Maturity Date shall be extended for a period of up to two years (any such period, an "Extension Period") with respect to all or a portion of the principal amount of Loans outstanding, at Borrower's option, provided, however, that (i) at the time of the commencement of any such Extension Period, no Default or Event of Default shall have occurred and be continuing, (ii) at least thirty (30) days prior to the Initial Maturity Date, Borrower shall provide to Lender written notice of such extension, the length of the Extension Period and the Loans to which such extension shall apply and (iii) concurrently with the giving of notice as set forth in clause (ii) of this subsection, Borrower shall pay to Lender a fee (the "Extension Fee") in an amount equal to one percent (1%) of the principal amount of Loans with respect to which the Initial Maturity Date is being extended, pro-rated to the extent that the Extension Period is less than two years.

                  (d) The Lender shall maintain an account or accounts evidencing the indebtedness of Borrower to Lender resulting from each Loan made by Lender, including the amounts of principal and interest payable and paid to Lender from time to time hereunder.

                  (e) The entries made in the account(s) maintained pursuant to sub-paragraph (d) of this Section shall be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided, however, that the failure of Lender to maintain such account(s) or any error therein shall not in any manner affect the obligation of Borrower to repay the Loans and other Obligations in accordance with the terms of this Credit Agreement.

                  (f) The Lender may request that Loans made by it be evidenced by a promissory note. In such event, Borrower shall promptly prepare, execute and deliver to Lender a promissory note payable to the order of Lender (or, if requested by Lender, to Lender and its registered assigns), in a form furnished by Lender and reasonably acceptable to Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 7.3 hereof) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

                  SECTION 1.5 Interest. (a) Interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to ten and one quarter percent (10.25%); provided that in the event that Borrower shall elect to extend the Initial Maturity Date in accordance with Section 1.4(c), interest shall be payable during the Extension Period at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to ten and three quarters percent (10.75%). Interest shall be payable in arrears on the last Business Day of each March, June, September and December, on the Term Loan Maturity Date and on the Revolving Credit Commitment Termination Date.

                  (b) Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid.

                  (c) Anything in this Credit Agreement or in any note evidencing any Loan hereunder to the contrary notwithstanding, the interest rate on the Loans shall in no event be in excess of the maximum rate permitted by Applicable Law.

                  SECTION 1.6 Loan Fee. The Borrower agrees to pay to Lender a loan fee in the amount of $300,000, payable as follows: (a) $75,000 on the Closing Date; (b) $75,000 on the date that is 90 days after the Closing Date;
(c) $75,000 on the date that is 180 days after the Closing Date; and (d) $75,000 on the date that is 270 days after the Closing Date; provided that upon the occurrence of an Event of Default or the Revolving Credit Commitment Termination Date, the entire remaining balance of the loan fee shall become immediately due and payable.

                  SECTION 1.7 Termination and/or Reduction of the Revolving Credit Commitment and the Term Loan Commitment. (a) Upon at least three (3) Business Days' prior written notice to Lender, Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitment. In the case of a partial reduction, each such reduction shall be in a minimum aggregate principal amount of $1,000,000 or an integral multiple thereof; provided, however, that the Revolving Credit Commitment may not be reduced to an amount less than the aggregate principal amount of all Revolving Credit Loans then outstanding.

                  (b) The Revolving Credit Commitment shall automatically and permanently reduce on the date of any mandatory prepayment or repayment of Revolving Credit Loans, pursuant to Sections 1.9(b) or (c), in an amount equal to such mandatory prepayment or repayment of Revolving Credit Loans.

                  SECTION 1.8 Voluntary Prepayments. The Borrower shall have the right at its option at any time and from time to time to prepay any Loan, in whole or in part, upon two (2) Business Days' prior written notice to Lender received not later than 11:30 a.m. (Eastern time) on such day, in the principal amount of $100,000 or such greater amount which is an integral multiple of $100,000 if prepaid in part. Each notice of prepayment shall specify the prepayment date, each Loan to be prepaid and the principal amount thereof, shall be irrevocable and shall commit Borrower to prepay each such Loan in the amount and on the date stated therein.

                  SECTION 1.9 Mandatory Prepayments; Warrant Agreement. (a) If at any time the sum of the aggregate principal amount of all Revolving Credit Loans outstanding, shall exceed the Revolving Credit Commitment, Borrower will immediately prepay such Revolving Credit Loans to the extent necessary to eliminate such excess.

                  (b) Within two (2) Business Days of the receipt of any Net Cash Proceeds by Borrower, Borrower shall prepay the Loans in an amount equal to 100% of the Net Cash Proceeds received, provided, however, that prior to such prepayment such Net Cash Proceeds (i) shall be deemed at all times to be held by Borrower in trust for the benefit of Lender, (ii) shall be deposited and held in the Kimco Collateral Account and (iii) shall at no time be deposited or held in either the Concentration Account (as defined in the Working Capital Facility) or any deposit account whose balances are transferred to such Concentration Account under the Working Capital Facility.

                  (c) Subject to the terms of any lease on any Leased Property as in effect on the Closing Date, within two (2) Business Days following the receipt by Borrower (or, if applicable, by Lender as loss payee) of any payment of proceeds of (x) any insurance (other than business interruption insurance) required to be maintained pursuant to this Credit Agreement or any other Fundamental Document on account of each separate loss, damage or injury in excess of $500,000 to any property constituting Collateral, or (y) the condemnation (whether in whole or in any part) of any property constituting Collateral, Borrower shall prepay or, to the extent Lender is loss payee under any insurance policy, irrevocably direct Lender to apply as a prepayment of the Loans, an amount equal to 100% of such insurance or condemnation proceeds (or such lesser percentage which represents that portion of such proceeds not expended or committed pursuant to the first proviso of this Section), provided, however, that solely with respect to insurance proceeds and so long as no Default or Event of Default shall have occurred and then be continuing, such insurance proceeds (or any portion thereof) may be expended or irrevocably committed by Borrower to repair or replace such property (or, with respect to fixtures, to purchase new fixtures used or useful in Borrower's business; provided, further, that Borrower shall execute all documents and take all other actions necessary to grant Lender a first priority security interest in any such fixtures) within 270 days of such loss, damage or injury and Borrower shall furnish to Lender evidence reasonably satisfactory to Lender of such expenditure or commitment and shall have certified to Lender that such proceeds (or such proceeds together with other funds available to Borrower) are sufficient to repair or replace such property. Prior to the making of any prepayment required pursuant to this Section 1.9(c), any such proceeds shall be (i) deposited and held in the Kimco Collateral Account and, if permitted hereunder, withdrawn by Borrower upon prior written notice to Lender as such repair costs are incurred and (ii) shall at no time be deposited or held in either the Concentration Account (as defined in the Working Capital Facility) or any deposit account whose balances are transferred to such Concentration Account under the Working Capital Facility; provided, further, that if an Event of Default shall have occurred and be continuing, all proceeds of insurance required to be maintained pursuant to this Credit Agreement or any other Fundamental Document which would otherwise be payable to Borrower shall be paid to Lender and applied pursuant to
Section 1.9(d).

                  (d) So long as no Default or Event of Default has occurred and is then continuing, any prepayments required under Section 1.9(b) or (c) shall be applied: (i) first to any outstanding unpaid Fees, costs and expenses of Lender, (ii) second to any outstanding interest due hereunder, (iii) third to the outstanding principal balance of the Term Loan and (iv) fourth to the outstanding principal balance of the Revolving Credit Loans.

                  (e) In the event that Lender elects to exercise its purchase rights under the Warrant Agreement by either application of unpaid principal of the Loans or by payment to Borrower, in each case in accordance with section 1B(i)(d) of the Warrant Agreement, such application or payment, as the case may be, may, at the option of Lender, be deemed to be a prepayment of the Loans hereunder, and Lender's interest in the outstanding principal amount of Loans shall be reduced by the amount so applied or paid, with such reduction applying first to the outstanding principal amount of the Term Loans and next, to the extent that the amount applied or paid exceeds the outstanding principal amount of the Term Loans, such excess shall be applied to the reduction of the outstanding principal amount of the Revolving Credit Loans.

                  (f) All prepayments under this Section shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment.

                  SECTION 1.10 Default Interest. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, Borrower shall on demand from time to time pay interest, to the extent permitted by Applicable Law, on all Loans and overdue amounts outstanding up to (but not including) the date of actual payment of such Loan or overdue amount (after as well as before judgment) for all Loans and for all other overdue amounts hereunder, at 2% in excess of the rate then in effect for Loans.

                  SECTION 1.11 INTENTIONALLY OMITTED.

                  SECTION 1.12 Interest Adjustments. If the provisions of this Credit Agreement or any note evidencing any of the Loans hereunder would at any time require payment by Borrower to Lender of any amount of interest in excess of the maximum amount then permitted by Applicable Law, the applicable interest payments to Lender in connection with such Loan shall be reduced to the extent and in such a manner as is necessary in order that Lender shall not receive interest in excess of such maximum amount. If, as a result of the foregoing, Lender shall receive interest payments hereunder with respect to a Loan or under a note evidencing such Loan in an amount less than the amount otherwise provided hereunder or thereunder, such deficit (hereinafter called the "Interest Deficit") will, to the fullest extent permitted by Applicable Law, cumulate and will be carried forward (without interest) until the Facility Termination Date (except to the extent paid pursuant to the immediately succeeding sentence). Interest otherwise payable to Lender hereunder with respect to such Loan and under any note evidencing such Loan for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing Lender to receive interest in excess of the maximum amount then permitted by Applicable Law.

                  The amount of any Interest Deficit relating to any Loan and any note evidencing such Loan shall be treated as a prepayment premium and shall, to the fullest extent permitted by Applicable Law, be paid in full at the time of any optional prepayment by Borrower to Lender of all the Loans within the applicable Tranche at that time outstanding pursuant to Section 1.8 hereof. The amount of any Interest Deficit relating to a Loan and any note at the time of any complete payment of the Loans within the applicable Tranche at that time outstanding (other than an optional prepayment thereof pursuant to Section 1.8 hereof) shall be canceled and not paid.

                  SECTION 1.13 Manner of Payments. All payments by Borrower hereunder and under any notes evidencing the Loans hereunder shall be made without offset, counterclaim, recoupment, defense, setoff or other deduction in Dollars, in Federal or other immediately available funds, at JPMorgan Chase Bank, 380 Madison Avenue, New York, New York 10017-2591, ABA No. 021-000-021, For credit to: Kimco Realty Corp. Agency Account, Account No. 006-007996,
Reference: Frank's Nursery Mortgage Loan, Attention Michael V. Pappagallo (516-869-7185), no later than 1:00 p.m.(Eastern time), on the date on which such payment shall be due. Any payment received after such time shall be deemed received on the following Business Day.

                  SECTION 1.14 Use of Proceeds. The Loans shall be used to finance Borrower's obligations under the Plan of Reorganization, to pay Fees and other expenses incurred in connection with this Credit Agreement and for general corporate purposes in accordance with the provisions of this Credit Agreement.

2. REPRESENTATIONS AND WARRANTIES

                  In order to induce Lender to enter into this Credit Agreement and to make Loans, Borrower makes the following representations and warranties to, and agreements with, Lender, all of which shall survive the execution and delivery of this Credit Agreement, the issuance of any notes evidencing any of the Loans hereunder and the making of the Loans:

                  SECTION 2.1 Existence and Power. (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business and is in good standing in all jurisdictions where either (i) the nature of its properties or business so requires or (ii) the failure to be in good standing could reasonably be expected to have a Material Adverse Effect. Schedule 2.1(a) hereto sets forth a list of all jurisdictions in which Borrower is so qualified.

                  (b) The Borrower has the corporate power and authority (i) to own its properties and carry on its business as now being, or as now intended to be, conducted, (ii) to execute, deliver and perform, as applicable, its obligations under the Fundamental Documents and any other documents contemplated hereby or thereby to which it is or will be a party, and (iii) to grant to Lender a security interest in the Collateral as contemplated by this Credit Agreement and the other Fundamental Documents to which it is or will be a party; and to execute, deliver and perform its obligations under this Credit Agreement and any notes evidencing any of the Loans hereunder and to borrow hereunder.

                  SECTION 2.2 Authority and No Violation. The execution, delivery and performance of this Credit Agreement and the other Fundamental Documents to which it is a party, the grant to Lender of the security interest in the Collateral as contemplated by this Credit Agreement and the other Fundamental Documents to which it is or will be a party, and, the Borrowings hereunder and the execution, delivery and performance of any notes evidencing any of the Loans hereunder, (i) have been duly authorized by all necessary corporate action on the part of Borrower, (ii) will not constitute a violation of any provision of Applicable Law or any order of any Governmental Authority applicable to Borrower or any of its properties or assets, (iii) will not violate any provision of the Certificate of Incorporation, By-Laws, or any other organizational document of, or any provision of any material indenture, agreement, bond, note, mortgage, deed of trust, or other similar instrument to which Borrower is a party or by which Borrower or any of its properties or assets are bound or to which Borrower is subject, (iv) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate, any such indenture, agreement, bond, note, mortgage, deed of trust, or other instrument and (v) will not result in the creation or imposition of (or the obligation to create or impose) any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower other than pursuant to this Credit Agreement or the other Fundamental Documents.

                  SECTION 2.3 Governmental Approval. (a) All authorizations, approvals, orders, consents, licenses, registrations or filings from or with any Governmental Authority (other than the Security Documents all of which will be delivered to Lender in accordance with the terms of this Credit Agreement, in form suitable for recording or filing with the appropriate filing office) required for the execution, delivery and performance by Borrower of this Credit Agreement and the other Fundamental Documents to which it is a party, and the execution and delivery by Borrower of any notes evidencing any of the Loans hereunder, have been duly obtained or made, and are in full force and effect, and if any further authorizations, approvals, orders, consents, licenses, registrations or filings should hereafter become necessary, Borrower shall obtain or make all such authorizations, approvals, orders, consents, licenses, registrations or filings.

                  (b) The Borrower has obtained and holds in full force and effect all licenses, authorizations, consents, franchises, permits, certificates, accreditations, easements, rights of way and other approvals necessary to own its respective property and assets and to carry on its respective business as now being, or as now intended to be, conducted, other than those the absence of which is not reasonably likely to have a Material Adverse Effect.

                  SECTION 2.4 Binding Agreements. The Borrower has duly executed and delivered this Credit Agreement and each other Fundamental Document to which it is a party. Each of this Credit Agreement and the other Fundamental Documents constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.

                  SECTION 2.5 Title to Properties. (a) Except as set forth on
Schedule 2.5(a) hereto, Borrower has good and marketable title to, or valid leasehold interests in, the Collateral and other leasehold interests of Borrower listed on Schedules 2.14(a) and 2.14(b) hereto (other than such properties or assets disposed of in the ordinary course of business as permitted hereunder) and all such properties and assets are free and clear of Liens, except Permitted Liens.

                  (b) The Borrower has complied in all material respects with all leases constituting Collateral to which it is a party and as specified on
Schedule 2.14(b), and, except as specified on Schedule 2.5(b), is aware of no defaults by Borrower under any such lease or any conditions which with the passage of time or delivery of notice would constitute a default thereunder and all such leases are in full force and effect. The Borrower enjoys peaceful and undisturbed possession of the leasehold interest in each Leased Property subject to Permitted Liens.

                  (c) Except as set forth on Schedule 2.5(c) hereto, Borrower has not received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting any Collateral or any sale or disposition thereof in lieu of condemnation which proceeding or sale or disposition is reasonably likely to adversely affect Borrower's current use of the property or likely to result in a taking of a material portion of the real property to which it relates or any portion of a building.

                  (d) The Borrower is not obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any of the Collateral or any interest therein except for such rights of first refusal, options or other contractual rights described on Schedule 2.5(d) hereto.

                  SECTION 2.6 Litigation; Judgments. (a) Except as set forth on
Schedule 2.6 hereto, there are no actions, suits or other proceedings at law or in equity by or before any arbitrator or arbitration panel, or any Governmental Authority (including, but not limited to, matters relating to environmental liability) or, to the best of Borrower's knowledge, any investigation by any Governmental Authority of the affairs of, or to the best of Borrower's knowledge, threatened action, suit or other proceeding against or affecting, Borrower or any of its properties which could reasonably be expected to have a Material Adverse Effect or which relate to this Credit Agreement, any Fundamental Document, any of the Collateral or any of the transactions contemplated hereby or thereby or the Loans hereunder. The Borrower is not in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority binding upon Borrower, which default could reasonably be expected to have a Material Adverse Effect.

                  (b) There are no unpaid final, nonappealable judgments or decrees in an aggregate amount of $500,000 or more entered by a court or courts of competent jurisdiction against Borrower (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing).

                  SECTION 2.7 Taxes. Except as set forth on Schedule 2.7 hereto, Borrower has filed or caused to be filed all United States federal tax returns, material state income tax returns and all other material tax returns which are required to be filed with any Governmental Authority after giving effect to applicable extensions, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due, except as permitted by Section 4.8 hereof. The Borrower has no knowledge of any material additional assessments or any basis therefor. In the reasonable, good faith opinion of Borrower, the charges, accruals and reserves on the books of Borrower in respect of taxes or other governmental charges are adequate.

                  SECTION 2.8 Compliance with ERISA. (a) Each Plan has been maintained and operated in all material respects in accordance with all Applicable Laws, including ERISA and the Code except to the extent that any failure thereof could not reasonably be expected to result in a material liability. Each Plan intended to qualify under Section 401(a) of the Code so qualifies except to the extent that any failure to so qualify could not reasonably be expected to result in a material liability. No Reportable Event has occurred since the effective date of the Plan of Reorganization. No Plan has an "accumulated funding deficiency," within the meaning of Section 412 of the Code or Section 302 of ERISA, or has applied for or received a waiver of the minimum funding standards or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA. No material liability has been, and no circumstances exist pursuant to which any such material liability could reasonably likely be, imposed upon any Credit Party or ERISA Affiliate (i) under Sections 4971 through 4980B of the Code, Section 409, 502(i), 502(l) or 515 of ERISA, or under Title IV of ERISA with respect to any Plan or Multiemployer Plan, or with respect to any plan heretofore maintained by Borrower or ERISA Affiliate, or any entity that heretofore was an ERISA Affiliate, or (ii) for the failure to fulfill any obligation to contribute to any Multiemployer Plan. Neither Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated and, using actuarial assumptions and computation methods consistent with Part 1 of Subtitle E of Title IV of ERISA, the aggregate liabilities of Borrower and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan then ended would not exceed $1,000,000.

                  (b) Assuming Lender is not using assets of any employee benefit plan subject to Title I of ERISA or any "plan" (within the meaning of Section 4975(e) of the Code) maintained by Borrower or any of its ERISA Affiliates to make the Loans, the execution, delivery and performance of the Fundamental Documents and the consummation of the transactions contemplated hereby and thereby will not involve any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code.

                  SECTION 2.9 Agreements. (a) The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which it or any of its property or assets is bound in any respect except for defaults which could not reasonably be expected to result in a Material Adverse Effect.

                  (b) Schedule 2.9(b) hereto is a true and complete listing as of the Closing Date of (i) all material credit agreements, indentures, and other agreements related to any Indebtedness of Borrower, other than the Fundamental Documents, (ii) all material joint venture agreements to which Borrower is a party, (iii) all material agreements or other arrangements pursuant to which Borrower has granted a Lien to any Person, and (iv) all other contractual arrangements entered into by Borrower or by which Borrower or any of its property or assets is bound which arrangements are material to Borrower, including but not limited to, Guaranties.

                  SECTION 2.10 Security Documents. The Security Documents, when executed and delivered, will create in favor of Lender, a legal, valid and enforceable first priority Lien on all of Borrower's right, title and interest in and to the Collateral and the proceeds thereof (in each case subject only to Permitted Liens), and when the Security Documents are filed in the offices specified on Schedule 2.10 hereto, the proper amount of mortgage recording or similar taxes (if any and if not paid as a result of an exemption under 11 U.S.C. 1146(c)) are paid and when the UCC financing statements relating to fixtures, Assigned Lease Proceeds and all Proceeds (as defined in the UCC) relating to any of the foregoing are duly filed with the filing offices listed on Schedule 2.10 hereto and in Delaware, the Security Documents shall constitute fully perfected first priority Liens on, and fully perfected first priority security interests in, all right, title and interest of Borrower in the Collateral and the proceeds thereof, in each case subject only to Permitted Liens.

                  SECTION 2.11 Disclosure. Neither this Credit Agreement nor any other Fundamental Document nor any agreement, document, certificate or statement furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated hereby, at the time it was furnished or delivered, contained any untrue statement of a material fact regarding Borrower or, when taken together with all such other agreements, documents, certificates and statements, omitted to state a material fact necessary under the circumstances under which it was made in order to make the statements contained herein or therein not misleading.

                  SECTION 2.12 Environmental Matters. Except as set forth on
Schedule 2.12 hereto:

                  (a) There are no past, pending, or, to the knowledge of Borrower, threatened Environmental Claims against, affecting or with respect to Borrower's or any Premises, and Borrower is not aware of any facts or circumstances which could reasonably be expected to form the basis for any such Environmental Claim, except to the extent that any such Environmental Claims, individually or in the aggregate, would not have a Material Adverse Effect;

                  (b) No Premises is currently or was formerly used for the handling, storage, treatment, disposal, manufacture, processing or generation of Hazardous Materials, except to the extent that any such activity, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

                  (c) The Borrower and any tenants, operators or occupants of any Premises have obtained and hold all required material Environmental Permits, except to the extent that any failure to obtain or hold any such Environmental Permit, individually or in the aggregate, would not have a Material Adverse Effect;

                  (d) The Borrower is in compliance with all terms, conditions and provisions of all applicable (1) Environmental Permits, and (2) Environmental Laws, except to the extent that any such non-compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

                  (e) No Releases of Hazardous Materials have occurred at, from, in, to, on, or under any Premises, and no Hazardous Materials are present in, on, about or migrating to or from any Premises, except to the extent that any such Releases or presence of Hazardous Materials, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

                  (f) Neither Borrower, nor any predecessor of Borrower, nor any entity previously owned by Borrower, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any location (other than any Premises) which could result in an Environmental Claim against Borrower, except to the extent that any such activity, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

                  (g) No Premises is a current, or to the knowledge of Borrower, a proposed Environmental Clean-up Site, except to the extent as would not reasonably be expected to have a Material Adverse Effect;

                  (h) There are no (i) underground storage tanks (active or abandoned), (ii) polychlorinated biphenyl containing equipment, (iii) asbestos-containing material at any Premises, or (iv) lead-based paint located at any Premises, except to the extent that the presence of any of the foregoing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and

                  (i) There have been no material environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or on behalf of, and which are in the possession of Borrower with respect to any Premises which have not been delivered to Lender except for such investigations, studies, audits, tests, reviews or analyses which do not individually or in the aggregate reveal environmental conditions that could have a Material Adverse Effect.

                  SECTION 2.13 Compliance with Laws. (a) The Borrower is not in violation of any Applicable Law (including, without limitation, any Environmental Law) or any restrictions of record or agreements affecting the Collateral, except for such violations which in the aggregate are not reasonably likely to have a Material Adverse Effect.

                  (b) The Borrower is not in violation of any zoning or building law, ordinance, rule, regulation or restriction affecting any of the Collateral or any building permit, including, without limitation, any certificate of occupancy, where such violation could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 2.14 Real Property. (a) Schedule 2.14(a) is a true and complete list as of the Closing Date of (i) the facility number and street address of each Fee Property, (ii) the lease(s), if any, to which each such Fee Property is subject, together with any amendments thereto, and (iii) the name and address of the lessee of each such Fee Property. Subject to Section 2.5 hereof, the Borrower has a fee simple title to each Fee Property.

                  (b) Schedule 2.14(b) is a true and complete list as of the Closing Date of (i) the facility number and the street address of each Leased Property and each of the other leases to which Borrower is a party, (ii) the name and address of the owner/lessor of each such leased property, (iii) the leases to which each such leased property is subject, together with any amendments thereto, and (v) the name and address of any sublessee of each such leased property.

Subject to Section 2.5 hereof, the Borrower has a valid leasehold interest in each leased property on Schedule 2.14(b).

                  SECTION 2.15 No Default. No Default or Event of Default exists under or with respect to any Fundamental Document.

                  SECTION 2.16 No Tenants in Possession. Except as set forth on
Schedule 2.16 hereto, or as may be otherwise agreed to in writing between the parties hereto, there are no tenants in possession with respect to any of the Collateral.

                  SECTION 2.17 Subsidiaries. (a) Except as set forth on Schedule 2.17, Borrower does not have any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership.

                  (b) Borrower is the record and beneficial owner of all issued and outstanding shares of capital stock of each of its Subsidiaries listed on
Schedule 2.17 and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any such Subsidiary is or may become bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares.

                  (c) None of Borrower's Subsidiaries is engaged in any business or operation nor has title to any asset material to the business or operation of Borrower.

3. CONDITIONS TO THE EFFECTIVENESS OF THIS CREDIT AGREEMENT AND THE MAKING OF THE LOANS

                  SECTION 3.1 Conditions Precedent to the Effectiveness of This Credit Agreement and the Making of the Loans. The effectiveness of this Credit Agreement and the making of the Loans are subject to the satisfaction in full or waiver of the following conditions precedent:

                  (a) The Credit Agreement. The Lender shall have received executed counterparts of this Credit Agreement, which, when taken together, bear the signatures of Lender and Borrower;

                  (b) The Warrant Agreement. The Lender shall have received executed counterparts of the Warrant Agreement, which, when taken together, bear the signatures of all parties thereto;

                  (c) Opinion of Counsel. The Lender shall have received the written opinion of Willkie, Farr & Gallagher, counsel to Borrower, dated the Closing Date and addressed to Lender with respect to such matters relating to this Credit Agreement and the Fundamental Documents as may be requested by Lender and its counsel, which opinion shall be in form and substance satisfactory to Lender and its counsel;

                  (d) Material Agreements. The Lender or its counsel shall have received a copy, certified by Borrower, of each agreement listed on Schedule 2.9(b) hereto;

                  (e) Security Documents. The Lender shall have received duly executed Mortgages, appropriate UCC financing statements, and any other Security Documents requested by Lender with respect to the Collateral, and evidence satisfactory to Lender that Borrower has paid (or reimbursed Lender) all applicable mortgage recording taxes, transfer taxes, title charges, filing fees and any other fees, costs or expenses in connection with the foregoing;

                  (f) Title Policies; Surveys. (i) The Lender shall have received from the Title Company an ALTA-form loan policy or policies (A) insuring each Mortgage to be a valid first lien with respect to each Fee Property and each of the following nine (9) Leased Properties: 8, 38, 53, 95, 96, 97, 203, 207 and 647 (as identified on Schedule 2.14(b)), (B) without exceptions and subject to no Liens (other than the Permitted Liens), (C) in policy amounts acceptable to Lender, (D) with such endorsements and affirmative coverage as Lender shall require (including, without limitation, such "date down" endorsements as Lender may desire from time to time to insure Lender's first lien position) and (E) otherwise in form and substance acceptable to Lender in its sole and absolute discretion;

                           (ii) With respect to each Fee Property, Lender shall
have received a current ALTA survey in form and substance acceptable to Lender together with any affidavits of Borrower sufficient to remove the standard survey exception, or Lender shall have received a current ALTA survey in form and substance acceptable to Lender in its sole and absolute discretion (A) updated to within 30 days of the Closing, (B) certified to the Title Company, Lender and their respective successors and assigns, and (C) prepared, signed and sealed by a surveyor in the state in which each Fee Property is located. In addition, Lender shall have received a subordination agreement in favor of Lender from any tenant or subtenant of any Fee Property unless such lease shall be subordinate by its terms;

                  (g) Zoning Laws, etc. The Lender shall be satisfied with Borrower's compliance with all zoning, environmental and other laws, ordinances, rules and regulations affecting or relating to each Fee Property and each Leased Property;

                  (h) Leases. The Lender or its counsel shall have received certified true and complete copies of (i) all leases with respect to each Leased Property and each of the other leased properties listed on Schedule 2.14(b),
(ii) a recordable memorandum of lease or evidence of a previously recorded memorandum of lease satisfactory in all respects to Lender of each Leased Property together with such executed and acknowledged subordination, non-disturbance and attornment agreements as Lender may request from the holder of each mortgage encumbering the fee interest with respect to each such Leased Property identified on Schedule 2.14(b)(1), (iii) such estoppel certificates as Lender may request, in form and substance reasonably satisfactory to Lender and Borrower, and (iv) such other certificates, documents and agreements respecting each Leased Property as Lender may, in its sole discretion, reasonably request (including, but not limited to, estoppel certificates identified on Schedule 2.14(b)(2) from lessors under any such lease, consents from lessors under any lease of each Leased Property identified on Schedule 2.14(b)(3), and modifications of any lease of any Leased Property identified on Schedule 2.14(b)(4) to incorporate customary leasehold financing provisions);

                  (i) Evidence of Title. The Lender shall be satisfied that Borrower has sufficient right, title and interest in and to the Collateral, and other assets which it purports to own, as set forth in the documents and other materials presented to Lender to enable Borrower to grant to Lender for the benefit of Lender the security interests contemplated by the Fundamental Documents, and that all financing statements, mortgages and other filings under Applicable Law necessary to provide Lender with a first priority perfected security interest in the Collateral and proceeds thereof (subject to Permitted Liens, if any) have been filed, or, have been delivered to Lender in satisfactory form for filing and all taxes, recording or other fees due and payable with respect thereto have been paid; provided, however, that with respect to the Fee Properties, the delivery of a lender's title insurance policy in accordance with Section 3.1(f) shall satisfy this condition;

                  (j) Insurance. The Lender shall have received (i) a summary of all existing insurance coverage maintained by Borrower which summary shall include for each insurance policy, the policy number, the type of coverage, the policy limits and deductibles, the insurer and the expiration date and (ii) evidence acceptable to Lender that the insurance policies required by Section
4.5 have been obtained and are in full force and effect, including Certificates of Insurance with respect to all existing insurance coverage maintained by Borrower which is set forth on the summary delivered pursuant to clause (i) above, which certificates shall comply with the requirements set forth in
Section 4.5 hereof;

                  (k) Payment of Fees. The Lender shall have received all Fees due and payable on or before the Closing Date pursuant to this Credit Agreement;

                  (l) Notes. If Lender requests that the Loans made by it be evidenced by a promissory note, Lender shall have received one or more promissory notes each duly executed on behalf of Borrower, dated the date hereof and payable to the order of Lender in the principal amount equal to Lender's Term Loan and Revolving Credit Commitment;

                  (m) Payment of Other Fees and Expenses. All reasonable out-of-pocket expenses incurred by Lender in connection with this Credit Agreement and the transactions contemplated hereby, including, without limitation, all statements presented for reasonable fees and disbursements of any financial, accounting or valuation advisors or special counsel retained by Lender (including, but not limited to, Morgan, Lewis & Bockius LLP, counsel to Lender), shall have been paid by Borrower;

                  (n) Litigation. No litigation, inquiry, injunction or restraining order shall be pending, entered or threatened which involves this Credit Agreement or any of the other Fundamental Documents or which could reasonably be expected to have a Material Adverse Effect;

                  (o) Representations and Warranties; No Default. The representations and warranties set forth in Article 2 hereof and in any other Fundamental Documents then in existence shall be true and correct in all material respects, and no Default or Event of Default shall have occurred and be continuing hereunder;

                  (p) Closing Certificate. The Lender shall have received a closing certificate signed by an Authorized Officer of Borrower, substantially in the form of Exhibit C hereto;

                  (q) Final Order. A Final Order approving the Plan of Reorganization and the credit facilities contemplated hereby shall have been entered by the Bankruptcy Court (which shall, among other things, approve this Credit Agreement, the Fundamental Documents, the Loans and the transactions contemplated by this Credit Agreement and the Fundamental Documents);

                  (r) Termination Documents. The Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by Wells Fargo Retail Finance LLC and the other existing lenders of their respective financing arrangements with Borrower and the termination and release by such lenders of any interest in and to the Collateral;

                  (s) Post-Closing Undertaking. The Lender shall have received executed counterparts of the Post-Closing Undertaking which, when taken together, bear the signatures of all parties thereto; and

                  (t) Other Documents. The Lender and its counsel shall have received fully executed originals of such other documentation as Lender or its counsel may reasonably request.

                  SECTION 3.2 Conditions Precedent to Each Revolving Credit Loan. The obligation of Lender to make each Revolving Credit Loan (including the initial Revolving Credit Loan) is subject to the following conditions precedent:

                  (a) Borrowing Certificate. The Lender shall have received a Borrowing Certificate with respect to such Borrowing, duly executed by an Authorized Officer of Borrower;

                  (b) Representations and Warranties. The representations and warranties set forth in Article 2 hereof and in the other Fundamental Documents shall be true and correct in all material respects on and as of the date of each Borrowing (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date;

                  (c) No Event of Default. On the date of each Borrowing hereunder, no Default or Event of Default shall have occurred and be continuing, nor shall any such Default or Event of Default occur by reason of the making of the requested Revolving Credit Loan; and

                  (d) Total Revolving Credit Commitment. After giving effect to the Revolving Credit Loans to be made, the aggregate principal amount outstanding of all Revolving Credit Loans shall not exceed the Total Revolving Credit Commitment.

Each request for a Borrowing hereunder shall be deemed to be a representation and warranty by Borrower on the date of such Borrowing hereunder as to the matters specified in paragraphs (b), (c) and (d) of this Section.

4. AFFIRMATIVE COVENANTS

                  From the date hereof and for so long as any Commitments shall be in effect, any amount remains outstanding with respect to any Loan, or any Obligation remains unpaid or unsatisfied, Borrower agrees that, unless Lender shall otherwise consent in writing, it will:

                  SECTION 4.1 Financial Statements and Reports. Furnish or cause to be furnished to Lender:


                  (a) As soon as available, but in any event simultaneously with the delivery of any such financial statements pursuant to the Working Capital Facility, the annual, quarterly and monthly balance sheets of Borrower, as at the end of, and the related statements of income, stockholders' equity and cash flows for, such period, and the corresponding figures as at the end of, and for, the preceding period, together with any accompanying opinions, officers certificates or other documents delivered pursuant to the Working Capital Facility;

                  (b) Promptly and in any event within five (5) Business Days after receipt of any material notice or correspondence from any company or agent for any company providing insurance coverage to Borrower relating to any material loss or loss with respect to any item of Collateral, copies of such notices and/or correspondence;

                  (c) Simultaneously with the delivery pursuant to the Working Capital Facility, copies of any documents, agreements, notices, reports, financial statements or other information required to be delivered pursuant to the Working Capital Facility (other than borrowing notices);

                  (d) From time to time such additional information regarding the financial condition or business of Borrower or any Collateral, promptly following a request by Lender; provided that Borrower shall not be obligated hereby to provide such additional information unless it is information (w) prepared for Congress, (x) prepared pursuant to any other agreements of Borrower, (y)prepared in the ordinary course of Borrower's business, or (z) is otherwise available from Borrower's records.

                  SECTION 4.2 Compliance with Laws. (a) Do or cause to be done all things necessary (i) to preserve, renew and keep in full force and effect its existence, licenses, permits, franchises, certificates (including, without limitation, certificates of need), authorization, accreditations, easements, rights of way and other rights, consents and approvals the nonexistence of which is reasonably likely to have a Material Adverse Effect and (ii) to comply with all applicable statutes, ordinances, rules, regulations and orders of, and all applicable restrictions or requirements imposed by, any Governmental Authority (including, without limitation, Environmental Laws, all zoning and building codes and ERISA) or any other Requirements except where the necessity of compliance therewith is contested in good faith by the appropriate proceedings or where such noncompliance in the aggregate would not reasonably be expected to have a Material Adverse Effect; provided, in each case, that Borrower shall have set aside on its books reasonable reserves (the presentation of which is segregated to the extent required by GAAP) with respect thereto if such reserves are required by GAAP or where such noncompliance in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                  (b) Obtain or make all further authorizations, approvals, orders, consents, licenses, registration or filings from or with any Governmental Authority required for the performance by Borrower of this Credit Agreement and the other Fundamental Documents to which it is a party.

                  SECTION 4.3 Maintenance of Properties. Keep each item of Collateral, in good repair, working order and condition (ordinary wear and tear and damage by casualty excepted) and, from time to time (i) subject to the terms hereof, make all necessary, proper and material repairs, renewals, replacements, additions and improvements thereto and (ii) comply at all times with the provisions of all leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith is being currently contested in good faith by appropriate proceedings and appropriate reserves have been established in accordance with GAAP or where such noncompliance in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.4 Notice of Material Events. (a) Promptly upon, but in any event within five (5) days after, an Authorized Officer or other executive officer of Borrower obtaining knowledge of (i) any (X) Default or (Y) Event of Default, (ii) any Material Adverse Effect, (iii) any action, event or condition (other than market conditions generally except those that may affect the industries in which Borrower operates) which could reasonably be expected to have a Material Adverse Effect, (iv) the opening of any office of Borrower or the change of the chief executive office or the principal place of business of Borrower or of the location of Borrower's books and records with respect to any Collateral (v) any change in the name, corporate structure or the jurisdiction of organization of Borrower, (vi) a change in the organizational identification number of Borrower; (vii) any other event which could reasonably be expected to materially decrease the value of any of the Collateral, (viii) any proposed material amendment to any agreements that are a material part of or relate to any of the Collateral or (ix) any Person giving any notice to Borrower or taking any other action to enforce remedies with respect to a claimed default or event or condition of the type referred to in paragraphs (g), (h), (i) or (j) of
Article 6, (ix) any strike, walkout, work stoppage or other material labor difficulty with respect to Borrower, (x) any pending or contemplated condemnation proceeding affecting any of the Collateral which would result in Net Cash Proceeds of $500,000 or more, give written notice thereof to Lender specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of such claimed Event of Default or condition and what action Lender has taken, is taking and proposes to take with respect thereto.

                  (b) Promptly upon, but in any event within ten (10) days after, an Authorized Officer or other executive officer of Borrower obtains knowledge of (i) the institution of, or threat of, any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting Borrower or any of its assets including, without limitation, any of the Collateral, but excluding any condemnation proceeding or any sale or disposition in lieu of condemnation with respect to any of the Collateral which would result in Net Cash Proceeds of less than $500,000 and
(ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to Lender), which, in the case of clause (i) or (ii) above, is reasonably likely to have a Material Adverse Effect, Borrower shall promptly give written notice thereof to Lender and provide such other information as may be available to it to enable Lender to evaluate such matters; and, in addition to the requirements set forth in clauses (i) and (ii) of this subsection (b), Borrower upon request shall promptly give notice to Lender of the status of any action, suit, proceeding, investigation or arbitration covered by a report delivered to Lender pursuant to this subsection and provide such other information as may be reasonably available to it to enable Lender to evaluate such matters.

                  SECTION 4.5 Insurance. (a) Keep the Collateral, or cause its tenants under applicable leases to keep its Collateral insured at all times with financially sound and reputable insurance companies, against such risks as is customary for companies of the same or similar size in the same or similar businesses; provided, that such insurance shall (i) insure the Collateral against all risk of loss or damage including, without limitation, loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to Lender, but in no event in an amount less than the replacement cost value thereof, and (ii) insure Borrower, and Lender, against comprehensive general and automobile liability, such policies to be in accordance with customary industry practice and in such form and amounts and having such coverage as is customary for companies of the same or similar size in the same or similar businesses or as otherwise may be reasonably satisfactory to Lender. All such insurance shall
(i) contain a lender's Loss Payable Endorsement in all loss or damage insurance policies, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty
(30) days after written notice to Lender thereof, (iii) name Lender as loss payee for physical damage insurance with respect to property which constitutes Collateral as to which a Lien has been granted to Lender, with the right, if an Event of Default has occurred and is then continuing, to adjust losses and claims with respect to such property, and as an additional insured for liability insurance, (iv) state that Lender shall not be responsible for premiums, commissions, club calls, assessments or advances and (v) be reasonably satisfactory in all other respects (including deductibles) to Lender.

                  (b) Upon the request of Lender, furnish to such Lender, an updated schedule describing all insurance maintained by Borrower, which schedule shall set forth, for each insurance policy, the policy number, the type of coverage, the policy limits and deductibles, the insurer and the expiration date.

                  (c) Furnish to Lender, to the extent not previously delivered, original certificates of insurance for all insurance maintained by Borrower which certificates shall comply with the requirements of this Section 4.5 set forth above and contain signatures of duly authorized representatives of the insurer, at all times prior to policy termination, cessation or cancellation.

                  SECTION 4.6 Books and Records. (a) Maintain or cause to be maintained at all times, in accordance with GAAP, true and complete books and records of its financial operations.

                  (b) Provide Lender and its representatives (at Borrower's expense) access to such books and records and to any of its properties or assets upon reasonable notice and during regular business hours in order that Lender may make such audits and examinations and make abstracts from such books, accounts, records and other papers of Borrower pertaining to any of the Collateral and upon notification to Borrower, permit Lender or its representatives to discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as Lender may deem appropriate for the purpose of verifying any report delivered by Borrower to Lender pursuant to this Credit Agreement or for otherwise ascertaining compliance with this Credit Agreement or any other Fundamental Document. The Lender will not prohibit any representative of Borrower from being present at such meetings or discussions.

                  SECTION 4.7 Observance of Agreements. (a) Duly observe and perform all material terms and conditions of any agreement relating to any of the Collateral, or any other agreement which is material to Borrower and diligently protect and enforce the rights of Borrower under all such agreements in a manner consistent with prudent business judgment and subject to the terms and conditions of such agreements.

                  (b) Promptly provide Lender copies of any and all agreements amending, altering, modifying, waiving or supplementing in any material respect any agreement set forth on Schedule 2.9(b).

                  (c) Promptly provide Lender copies of any Licenses.

                  SECTION 4.8 Taxes and Charges. (a) Duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears (after giving effect to applicable extensions), all taxes, assessments, levies and other governmental charges, imposed upon Borrower or its properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies which if unpaid might by law become a Lien upon any property of any Borrower; provided, however, that any tax, assessment, levy, governmental charge or claim for labor, material or supplies need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if Borrower shall have set aside on its books reasonable reserves (the presentation of which is segregated to the extent required by GAAP) with respect thereto if such reserves are required by GAAP; and provided, further, that Borrower will pay all such taxes, assessments, levies or other governmental charges and claims for labor, material or supplies forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

                  (b) Unless and until such time as Borrower's long-term unsecured debt shall be rated at least investment grade by either Standard & Poor's, a division of The McGraw-Hill Companies or Moody's Investors Services, Inc., deposit with Lender on the first Business Day of each month a sum equal to the amount of all general and special real estate taxes and assessments next due and payable by Borrower upon the Collateral divided by the number of months to elapse before one month prior to the date when such taxes and assessments will become due and payable. If such deposits are insufficient to pay any such taxes or assessments when the same become due and payable by Borrower, Borrower, within ten days after the receipt of a demand therefor from Lender, shall deposit such additional funds as may be necessary to eliminate such insufficiency. If such deposits exceed the amount required to pay such taxes and assessments for any tax payment period, the excess shall be credited against the next succeeding deposit or deposits to be made by Borrower. Such deposits shall be used for the payment of taxes and assessments on the Collateral next due and payable by Borrower when they become due, provided, however, that Lender shall not be liable for any failure to apply such deposits to the payment of such taxes and assessments unless Lender shall have received from Borrower a request for payment accompanied by the bills for such taxes and assessments not less than thirty days prior to the due date. Except as may be required by Applicable Law, such deposits may be commingled with other funds of Lender. Upon the request of Borrower, Lender shall account to Borrower for the amounts then on deposit.

                  SECTION 4.9 Liens. Defend the Collateral against any and all Liens, claims and other impediments howsoever arising, other than Permitted Liens, and in any event defend the same against any attempted foreclosure.

                  SECTION 4.10 Further Assurances; Security Interests. (a) Upon the request of Lender, duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of Borrower, such further instruments as may be necessary in the reasonable judgment of Lender or its counsel to carry out the provisions and purposes of this Credit Agreement and the other Fundamental Documents.

                  (b) Upon the request of Lender, promptly execute and deliver or cause to be executed and delivered, at the cost and expense of Borrower, such further instruments as may be appropriate in the reasonable judgment of Lender or its counsel, to provide Lender a perfected first priority Lien in the Collateral (subject to Permitted Liens), and any and all documents (including, without limitation, an amendment or supplement of any financing statement and a continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other Applicable Law of the United States or any other jurisdiction which Lender may deem reasonably necessary or advisable, and perform or cause to be performed such other ministerial acts which are reasonably necessary or advisable, from time to time, in order to grant and maintain in favor of Lender the security interest in the Collateral contemplated hereunder and under the other Fundamental Documents, subject only to Permitted Liens.

                  (c) Promptly undertake to deliver or cause to be delivered to Lender from time to time such other documentation, consents, authorizations and approvals, in form and substance reasonably satisfactory to Lender, as Lender or its counsel shall reasonably deem necessary or advisable to perfect or maintain the Liens (and security interests) of Lender contemplated hereby and pursuant to the other Fundamental Documents.

                  (d) Without limiting the generality of the foregoing provisions of this Section 4.10, use commercially reasonable efforts to correct as soon as practicable, matters with respect to title concerning each Fee Property not otherwise permitted hereunder.

                  SECTION 4.11 Environmental Laws. (a) Promptly notify Lender upon Borrower gaining actual knowledge of any violation or non-compliance with, or liability or potential liability under, any Environmental Laws which, when taken together with all other violations of, or liability under, Environmental Law is reasonably expected to have a Material Adverse Effect, and promptly furnish to Lender all written notices of any nature which Borrower may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or non-compliance with, or liability or potential liability under, any Environmental Laws which, in any case or when taken together with all such other notices, could reasonably be expected to have a Material Adverse Effect.

                  (b) Comply with and use reasonable efforts to ensure compliance by all tenants and subtenants with all Environmental Laws, and obtain and comply in all respects with and maintain and use reasonable efforts to ensure that all tenants and subtenants obtain and comply in all respects with and maintain any and all Environmental Permits required by Environmental Laws, except where failure to do so is not reasonably likely to have a Material Adverse Effect.

                  (c) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities, except where failure to do so would not have a Material Adverse Effect. Any order or directive whose lawfulness is being contested in good faith by appropriate proceedings shall be considered a lawful order or directive when such proceedings, including any judicial review of such proceedings, have been finally concluded by the issuance of a final non-appealable order; provided, however, that Borrower shall have set aside on its books reasonable reserves (the presentation of which is segregated to the extent required by GAAP) with respect thereto.

                  (d) Indemnify, defend and hold harmless Lender, and its respective officers, directors, shareholders, employees, agents, representatives, successors and assigns from and against any liability, fine, penalty, loss, damage, suit, settlement, action, expense and cost (including, but not limited to, reasonable attorneys' fees (including cost of in-house counsel) and environmental consultant fees), arising out of or relating to: (A) the presence or Release of any Hazardous Materials at, to, on, under, from, or about any Premises; (B) any violation of any Environmental Law or Environmental Permit by Borrower; (C) the transportation or the arrangement for the transportation, handling, treatment, or disposal of any Hazardous Materials to any location other than any Premises by or on behalf of Borrower; (D) any Environmental Claim relating to any Premises or any activities conducted at any Premises; and (E) any breach of any environmental representation or covenant in this Credit Agreement or any other Fundamental Document (but excluding any such liability, fine, penalty, loss, damage, suit, settlement, action, expense or cost of an indemnified party to the extent primarily caused by the gross negligence or willful misconduct of such indemnified party as determined by a final judgment of a court of competent jurisdiction). The obligations of Borrower under this Section 4.11(d) shall survive the Facility Termination Date, the termination of this Credit Agreement and the payment of the Obligations hereunder indefinitely.

                  (e) Promptly, but in no event later than sixty (60) days after the Closing Date, undertake the following activities and submit a report to Lender, in form and substance reasonably satisfactory to Lender, confirming that such activities have been undertaken: (1) bring the water supply wells located at the Fee Properties located at 7141 East Broad Street, Columbus, Ohio and 840 Route 46, Roxbury, New Jersey into compliance with applicable Environmental Laws (including but not limited to undertaking all required water sampling and testing and submission of the same to applicable Governmental Authorities) and develop and implement a compliance program to ensure that Borrower will continue to be in compliance with such requirements in the future; or (2) close such water supply wells in compliance with applicable Environmental Laws.

                  SECTION 4.12 Lease Agreements. From time to time (i) furnish to Lender such information and reports regarding any lease agreement with respect to any Fee Property, Leased

Property or any other property listed on Schedule 2.14(b) to which Borrower is a party as Lender may reasonably request and (ii) upon the occurrence and continuation of an Event of Default and the reasonable request of Lender, make such demands and requests for information, reports or action to the other parties to a lease agreement to which Borrower is a party, as Borrower is entitled to make under each such lease agreement.

                  SECTION 4.13 Use of Proceeds of Loans. Use the proceeds of the Loans for the purposes identified in Section 1.14.

                  SECTION 4.14 ERISA Plan Compliance and Reports. Furnish to Lender (i) as soon as possible, and in any event within thirty (30) days after any executive officer of Borrower has knowledge that (A) any Reportable Event with respect to any Plan has occurred, a statement of an executive officer of Borrower, setting forth details as to such Reportable Event and the action which it proposes to take with respect thereto, together with a copy of the notice, if any, required to be filed of such Reportable Event given to the PBGC or (B) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard or an extension of any amortization period under Section 412 of the Code with respect to a Plan or Multiemployer Plan has been or is proposed to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, proceedings have been instituted to terminate a Plan if such Plan is subject to Title IV of ERISA, an action has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan, or Borrower or ERISA Affiliate will incur any liability to or on account of the termination of or withdrawal from a Plan subject to Title IV of ERISA or Multiemployer Plan under Sections 4062, 4063, 4201 or 4204 of ERISA, a statement of an executive officer of Borrower, setting forth details as to such event and the action Borrower proposes to take with respect thereto, (ii) promptly upon reasonable request of Lender, copies of each annual and other report with respect to each Plan and (iii) promptly after receipt thereof, a copy of any notice Borrower or ERISA Affiliate may receive from the PBGC relating to the PBGC's intention to terminate any Plan subject to Title IV of ERISA or to appoint a trustee to administer any Plan subject to Title IV of ERISA.

                  SECTION 4.15 Kimco Collateral Account. By no later than May 30, 2002, establish a deposit account (the "Kimco Collateral Account") with a bank acceptable to Lender into which all cash Collateral and cash proceeds of Collateral shall be deposited in accordance with the terms hereof, which account shall be for all purposes part of the Collateral hereunder.

5. NEGATIVE COVENANTS

                  From the date hereof and for so long as any Commitments shall be in effect, any amount remains outstanding with respect to any Loan, or any Obligation remains unpaid or unsatisfied, Borrower agrees that, unless Lender shall otherwise consent in writing, it will not:

                  SECTION 5.1 Limitations on Indebtedness and Preferred Stock. Incur, create, assume or suffer to exist any Preferred Stock or Indebtedness, other than:

                  (a) the Indebtedness and other Obligations of Borrower under this Credit Agreement, and any Indebtedness refinancing all or any portion of the Indebtedness and/or other

Obligations under this Credit Agreement; provided, that the terms of any Indebtedness refinancing only a portion of the Indebtedness and other Obligations under this Credit Agreement shall have been approved in writing by Lender;

                  (b) existing Indebtedness of Borrower described on Schedule 5.1(b) hereto, but not any extensions or renewals or refinancings thereof unless effected on substantially the same terms or terms more favorable to Borrower (provided, that the interest rate may be at the then prevailing rate for the same type of Indebtedness);

                  (c) Indebtedness of Borrower under the Working Capital
Facility;

                  (d) obligations of Borrower under Interest Rate Protection Agreements entered into in the ordinary course of business and not for purposes of speculation;

                  (e) (i) any revocable license (each, a "License") demising an aggregate of less than one thousand (1,000) useable square feet per Fee Property and per Leased Property which is entered into after the date hereof, or (ii) any lease of all or any portion of a Fee Property or Leased Property (each, a "Substitute Lease") which is entered into by Borrower after the date of this Agreement which is entered into in substitution for a lease in effect as of the date of this Agreement; provided, that in the case of either (i) or (ii), (w) such License or Substitute Lease, as the case may be, is on a form license or lease agreement previously approved in writing by Lender (which approval Lender shall not unreasonably withhold or delay), (x) such License or Substitute Lease is on not less than fair market rental terms as determined by Lender in its reasonable discretion, (y) such License or Substitute Lease is by its express terms subject and subordinate to each Mortgage, and (z) no Event of Default shall have occurred under this Agreement or any other Fundamental Documents.;

                  (f) unsecured Indebtedness of Borrower not in excess of $500,000 in an aggregate principal amount outstanding at any time;

                  (g) Indebtedness of Borrower secured by purchase money Liens not in excess of $1,000,000 in an aggregate principal amount outstanding at any time;

                  (h) Indebtedness of Borrower incurred in connection with insurance premium financing not in excess of $7,000,000 in an aggregate principal amount outstanding at any time;

                  (i) Preferred Stock which does not require the redemption thereof at the option of the holder prior to the Facility Termination Date; and

                  (j) extensions, renewals or refinancings by Borrower of any Indebtedness permitted under this Section ("Refinancing Indebtedness") so long as (i) such Refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of and unpaid interest on the Indebtedness being extended, renewed or refinanced plus the amount of any premiums required to be paid thereon and fees and expenses associated therewith,
(ii) if the Indebtedness being extended, renewed or refinanced is subordinated to the Obligations, such Refinancing Indebtedness is subordinated to the Obligations on terms not less favorable to the Lender than the subordination provisions governing the Indebtedness being extended, renewed or refinanced,
(iii) at the time of and after giving effect to such extension, renewal or refinancing, no Event of Default shall have occurred and be continuing, and (iv) the other terms and conditions of such Refinancing Indebtedness (including, without limitation, amortization, interest rates and fees) are no less favorable to Borrower than the Indebtedness being extended, renewed or refinanced (provided that the restrictions set forth in clauses (iii) and (iv) shall not be applicable to any refinancing of the Indebtedness under the Working Capital Facility).

                  SECTION 5.2 Limitations on Liens. Incur, create, assume or suffer to exist any Lien on the Collateral, including, any right of first refusal, option or other contractual right to sell, assign, lease or otherwise dispose of any of the Collateral, whether now owned or hereafter acquired, except:

                  (a) the Liens in favor of Lender under this Credit Agreement, the other Fundamental Documents and any other document contemplated hereby or thereby;

                  (b) to the extent incurred after the Closing Date, Liens customarily granted or incurred in the ordinary course of business with regard to services rendered by carriers, warehouses, suppliers of materials and equipment, mechanics and repairmen and other Liens imposed by Applicable Law which obligations are not yet due and payable (unless such obligations are being contested in good faith and with respect to which appropriate reserves have been established in accordance with GAAP);

                  (c) existing Liens listed on Schedule 5.2(c) hereto;

                  (d) to the extent incurred after the Closing Date, Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are timely commenced (and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed)) and as to which appropriate reserves have been established in accordance with GAAP;

                  (e) to the extent incurred after the Closing Date, Liens for taxes, assessments or other governmental charges or levies not yet due and payable, or the validity or amount of which is currently being contested in good faith by appropriate proceedings and for which reserves have been set aside on the books of Borrower, in each case pursuant to and in accordance with the terms of Section 4.8 hereof;

                  (f) to the extent incurred after the Closing Date, easements (including, without limitation, reciprocal easement agreements and utility agreements), rights of way requirements, restrictions (including, without limitation, zoning restrictions), covenants, consents, reservations, encroachments, variations and other similar restrictions, charges, encumbrances (whether or not recorded) (but specifically excluding rights of first refusal, options and other contractual rights to sell, assign or otherwise dispose of any Collateral or any interest therein) on any Collateral which, in the aggregate,
(i) do not materially detract from the value of the applicable Collateral subject thereto, (ii) do not materially interfere with the ordinary conduct of the business of Borrower or any lessee under a lease or (iii) do not materially impair the use of the applicable item of Collateral by Borrower or any lessee under a lease;

                  (g) to the extent incurred after the Closing Date, Liens securing refinancing Indebtedness permitted by Section 5.1(b); provided, that such Liens shall by their terms cover only such property or assets as are covered by the Liens securing the Indebtedness being refinanced and no new or additional property or assets and any Liens granted with respect to such refinancing Indebtedness shall be subordinated to at least the same extent as the existing Liens securing such Indebtedness being refinanced;

                  (h) to the extent incurred after the Closing Date, Liens securing purchase money Indebtedness permitted by Section 5.1(g); provided that such Liens shall by their terms cover only such property or assets as are covered by the Liens securing such Indebtedness; and

                  (i) to the extent incurred after the Closing Date, Liens arising from the filing of UCC financing statements or other documents (x) as to which Borrower has not authorized such filing, (y) as to which Borrower shall promptly, after it has knowledge thereof, use reasonable efforts to obtain a termination or release, and (z) which have not been in place for more than 30 days after Borrower has knowledge thereof.

                  SECTION 5.3 Merger, Sale of Assets, Purchases, etc. Whether in one transaction or a series of transactions, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of any of the Collateral or agree to do or suffer any of the foregoing, except for (i) sales or dispositions by Borrower of up to ten (10) of the Fee Properties for fair market value in arms-length transactions, the Net Cash Proceeds of which are applied as mandatory prepayments of the Loans as required by Section 1.9(b) hereof, and (ii) the dissolution, liquidation, winding up or merger of the Borrower's Subsidiaries.

                  SECTION 5.4 Places of Business; Change of Name. Change the location of its chief executive office or principal place of business (except to another location in Troy, Michigan with prior written notice to Lender) or any of the locations where it keeps any portion of the books and records with respect to the Collateral, change its name or change its jurisdiction of incorporation or organization, without in each case (i) giving Lender thirty
(30) days prior written notice of such change and (ii) filing any additional UCC financing statements, Security Documents and such other documents requested by either Lender to maintain perfection of the security interest of Lender in the Collateral.

                  SECTION 5.5 Sale and Leaseback. Enter into any arrangement with any Person or Persons, whereby in contemporaneous transactions Borrower sells essentially all of its right, title and interest in an asset and, in connection therewith, acquires, leases or licenses back the right to use such asset, except to the extent the asset subject to such sale and leaseback arrangement was sold by Borrower in a transaction permitted by Section 5.3 hereof.

                  SECTION 5.6 Changes to Material Agreements.


                  (a) Consent to any modification or waiver of any material agreement listed on Schedule 2.9(b) hereto if such modification or waiver would have a Material Adverse Effect with respect to Borrower. The Borrower will not consent to the assignment by any other party to any material agreement of any rights, obligations or interests of such party thereunder except as expressly permitted by any such material agreement.

                  (b) Amend the articles of incorporation or by-laws of Borrower in any manner which could be reasonably expected to have a Material Adverse Effect.

                  SECTION 5.7 ERISA Compliance. Engage in a "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan or Multiemployer Plan or knowingly consent to any "party in interest" or any "disqualified person", as such terms are defined in
Section 3(14) or ERISA and Section 4975(e)(2) of the Code, respectively, engaging in any "prohibited transaction", with respect to any Plan or Multiemployer Plan; or permit any Plan to incur any "accumulated funding deficiency", as defined in Section 302 of ERISA or Section 412 of the Code; or terminate any Plan in a manner which could result in the imposition of a Lien on any property of Borrower or any ERISA Affiliate pursuant to Section 4068 of ERISA; or breach or knowingly permit any employee or officer or any trustee or administrator of any Plan to breach any fiduciary responsibility imposed under Title I of ERISA with respect to any Plan; engage in any transaction which would result in the incurrence of a liability under Section 4069 of ERISA; or fail to make contributions to a Plan or Multiemployer Plan which could result in the imposition of a Lien on any property of Borrower or any ERISA Affiliate pursuant to Section 302(f) of ERISA or Section 412(n) of the Code, if the occurrence of any of the foregoing events (alone or in the aggregate) would result in a liability which has a Material Adverse Effect.

                  SECTION 5.8 Hazardous Materials. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable Environmental Laws; nor release, discharge, dispose of or permit or suffer any release or disposal as a result of any intentional act or omission on its part of Hazardous Materials onto any such property or asset in violation of any Environmental Law or in a manner that could result in liability under any Environmental Law, except as are not reasonably likely to have a Material Adverse Effect.

                  SECTION 5.9 Transactions with Subsidiaries. Except as otherwise permitted hereunder, sell or transfer any property to, or sell, convey or purchase any assets from, or enter into any other transaction (whether material or otherwise) with, make any investment with or to, or engage in any other business arrangement with, any Subsidiary or Affiliate of Borrower, or enter into an agreement to do any of the foregoing.

6. EVENTS OF DEFAULT

                  In the case of the happening and during the continuance of any of the following events (herein called "Events of Default"):

                  (a) any representation, warranty, certification or statement made by Borrower in this Credit Agreement or any other Fundamental Document to which it is a party or in connection with this Credit Agreement or any Fundamental Document or any statement or representation made by or on behalf of Borrower in any report, financial statement, certificate or other document furnished to Lender pursuant to, or in connection with, this Credit Agreement or any other Fundamental Document, shall prove to have been false or misleading in any material respect when made or delivered;

                  (b) default shall be made in the payment of principal of any of the Loans as and when due and payable, whether at the due date thereof, by reason of maturity, mandatory prepayment, acceleration or otherwise;

                  (c) default shall be made in the payment of interest on the Loans, the Fees, or other amounts payable to Lender under this Credit Agreement, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and such default shall continue unremedied for two (2) Business Days, provided, however, that such two Business Day period shall be extended to five
(5) Business Days if and only if (x) such default relates to amounts other than interest and (y) no other such default has occurred during the immediately preceding 12-month period;

                  (d) default shall be made by Borrower in the due observance or performance of any covenant, condition or agreement contained in Sections 4.4,
4.5 or Article 5 of this Credit Agreement;

                  (e) default shall be made by Borrower in the due observance or performance of Section 4.1 of the Credit Agreement, and such default shall continue unremedied for ten (10) days;

                  (f) default shall be made by Borrower in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Credit Agreement or any other Fundamental Document (other than those covered by paragraphs (a), (b), (c), (d) or (e) of this Article 6), and such default shall continue unremedied for thirty
(30) days after Borrower receives written notice or obtains knowledge of such occurrence, and Borrower shall not be diligently moving towards curing such default;

                  (g) default shall be made by Borrower with respect to any payment, when due, of any Indebtedness in excess of $500,000 of Borrower, or any other default shall occur, if the effect of such non-payment default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity, and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto; or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity;

                  (h) Borrower shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or Borrower shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or Borrower shall take any action to authorize, or in contemplation of, any of the foregoing;

                  (i) any involuntary case, proceeding or other action against Borrower shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days;

                  (j) one or more judgment(s) for the payment of money in excess of $500,000 in the aggregate (other than a judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing or which, but only to the extent, a surety bond has been provided by a reputable insurance or other company) shall be rendered against Borrower and either (i) within thirty (30) days from the entry of such judgment, shall not have been discharged or stayed pending appeal, or shall not have been discharged within thirty (30) days from the entry of a final order of affirmance on appeal or (ii) enforcement proceedings shall be commenced by any creditor on any such judgment;

                  (k) (i) failure by Borrower or any ERISA Affiliate to make any contributions required to be made to a Plan subject to Title IV of ERISA or a Multiemployer Plan, (ii) any accumulated funding deficiency (within the meaning of Section 4971(c) of the Code) shall exist with respect to any Plan (whether or not waived), (iii) failure by any Plan to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or
Section 302 of ERISA or a waiver of such standard or an extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, (iv) Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan, or that a Multiemployer Plan is in reorganization or is being terminated, (v) a Reportable Event with respect to a Plan shall have occurred, (vi) the withdrawal by Borrower or any ERISA Affiliate from a Plan during a plan year in which it was a substantial employer (within the meaning of Section 4001(a)(2) or 4062(e) of ERISA), (vii) the termination of a Plan, or the filing of a notice of intent to terminate a Plan under Section 4041(c) of ERISA, (viii) the institution of proceedings to terminate, or the appointment of a trustee with respect to, a Plan by the PBGC,
(ix) any other event or condition which could constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (x) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA as to any Credit Party or ERISA Affiliate; and the occurrence of any of the foregoing events, individually or in the aggregate, could reasonably be expected to result in a liability in excess of $1,000,000;

                  (l) Borrower is liable under or in violation of any Environmental Law which liability or violation is reasonably likely to have a Material Adverse Effect and either (i) such liability or violation shall not have been resolved within thirty (30) days after Borrower has knowledge thereof or (ii) enforcement proceedings shall be commenced with respect to any such liability or violation;

                  (m) (i) this Credit Agreement, any Mortgage, or any other Fundamental Document shall, for any reason, not be or shall cease to be in full force and effect or shall be declared null and void or any of the Fundamental Documents shall not give or shall cease to give Lender the Liens, rights, powers and privileges purported to be created thereby in favor of Lender, superior to and prior to the rights of all third Persons and subject to no other Liens (other than Permitted Liens), or (ii) the validity or enforceability of the Liens granted, to be granted, or purported to be granted, by any of the Fundamental Documents shall be contested by Borrower or any of its Affiliates;

                  (n) any Event of Default shall occur and be continuing under the Working Capital Facility;

                  (o) at any time, for any reason, Borrower shall repudiate, or seek to repudiate, any of its Obligations under any Fundamental Document to which it is a party; and

                  (p) failure by Borrower, on or before June 19, 2002, to make any payments required to be made by it under Section 6.02 of the Plan of Reorganization on account of any executory contract and unexpired lease to be assumed by it under the Plan of Reorganization;

then, in every such event and at any time thereafter during the continuance of such event, Lender may take any or all of the following actions, at the same or different times: (x) terminate forthwith the Commitments and/or (y) declare the principal of and the interest on the Loans and the notes evidencing the Loans hereunder and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or in any note evidencing any Loan hereunder to the contrary notwithstanding. If an Event of Default specified in subsection (h) or (i) above shall have occurred, the Commitments shall automatically terminate and the principal of, and interest on, the Loans and any notes evidencing the Loans hereunder and all other amounts payable hereunder and thereunder shall automatically become due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or any note evidencing any Loan hereunder to the contrary notwithstanding. Such remedies shall be in addition to any other remedy available to Lender pursuant to Applicable Law or otherwise.

7. MISCELLANEOUS

                  SECTION 7.1 Notices. (a) Notices and other communications provided for herein shall be in writing and shall be delivered addressed:

                     (i) if to Lender:
                     KIMCO CAPITAL CORP.

                     c/o Kimco Realty Corporation
                     3333 New Hyde Park Drive
                     New Hyde Park, NY  11042
                     Attn:    Mr. David Samber

                     With a courtesy copy to:

                     Morgan, Lewis & Bockius LLP
                     101 Park Avenue
                     New York, NY  10178
                     Attn:  Neil E. Herman, Esq.
                     Facsimile No.:  (212) 309-6273
                     E-mail:  nherman@morganlewis.com

                     (ii) if to Borrower:
                     Frank's Nursery & Crafts, Inc.
                     1175 West Long Lake Road
                     Troy, Michigan  48098
                     Attn:    Mr. Steven Fishman
                              Mr. Larry Lakin

                     With a courtesy copy to:

                     Willkie Farr & Gallagher
                     787 Seventh Avenue
                     New York, NY 10019-6099
                     Attn:    William E. Hiller, Esq.
                     Facsimile No.:  (212) 728-8111
                     E-mail:  whiller@willkie.com

or such other address as such party may from time to time designate by giving written notice to the other parties hereunder.

Any failure of any Person giving notice pursuant to this Section, to provide a courtesy copy to a party as provided herein, shall not affect the validity of such notice. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given (x) on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, (y) when delivered, if delivered by hand or overnight courier service or (z) when receipt is acknowledged, if by facsimile communications equipment or e-mail in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked written direction from such party.

                  (b) No notice to or demand on Borrower shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 7.2 Survival of Agreement, Representations and Warranties, etc. All warranties, representations and covenants made by Borrower herein, in any other Fundamental Document or in any certificate or other instrument delivered by it or on its behalf in connection with this Credit Agreement or any other Fundamental Document shall be considered to have been relied upon by Lender and, except for any terminations, amendments, modifications or waivers thereof in accordance with the terms hereof, shall survive the execution and delivery of this Credit Agreement, the making of the Loans herein contemplated and the execution and delivery of any notes evidencing any Loan hereunder regardless of any investigation made by Lender or on its behalf, and shall continue in full force and effect so long as any Obligation is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by Borrower hereunder.

                  SECTION 7.3 Successors and Assigns; Syndications; Loan Sales; Participations.


                  (a) Whenever in this Credit Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; provided, however, that Borrower may not assign its rights hereunder without the prior written consent of Lender, and all covenants, promises and agreements by or on behalf of Borrower which are contained in this Credit Agreement shall inure to the benefit of the successors and assigns of Lender.

                  (b) The Lender may (but only with the prior written consent of Borrower, which consent shall not be unreasonably withheld and which consent shall not be required if at the time an Event of Default has occurred and is then continuing) assign to an Eligible Assignee all or a portion of its interests, rights and obligations under this Credit Agreement (including, without limitation, all or a portion of any Loans at the time owing to it, any note held by it evidencing such Loans, or all or a portion of its Commitment(s) and the same portion of all Loans at the time owing to it and any notes held by it evidencing its Loans) provided, however, that the aggregate amount of the Commitment and/or Loans of Lender subject to each such assignment shall in no event be less than $5,000,000 or, if less, the remaining portion of Lender's Commitment and/or Loans. The Lender and such assignee shall execute appropriate documentation (i) evidencing such assignment, which documentation shall set forth the respective rights and obligations of Lender and such assignee and (ii) to the extent that Lender shall retain a portion of the Commitment, appointing Kimco Capital Corp., as agent for Lender and such assignee(s). Upon the effectiveness of such assignment, the assignee thereunder shall become a party to this Credit Agreement. The Lender shall give prompt written notice to Borrower of each assignment made hereunder. The Borrower will promptly, at its own expense, execute such amendments to the Loan Documents to which it is a party and such additional documents, and take such other actions as Lender or the assignee of Lender may reasonably request in order to give such assignee of Lender the full benefit of the Liens contemplated by the Fundamental Documents.

                  (c) The Lender may, without the consent of Borrower, sell participations to one or more banks, mutual funds or other financial institutions in all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of any Term Loans at the time owing to it and any note held by it evidencing such Loans or all or a portion of its Revolving Credit Commitment and the same portion of all Revolving Credit Loans

(if any) at the time owing to it and any notes held by it evidencing its Revolving Credit Loans); provided, however, that (i) Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such participant shall not be granted any voting rights or any right to control the vote of Lender under this Credit Agreement, except that such participant may be granted voting rights (or a right to control the vote of Lender under this Credit Agreement) with respect to (A) proposed decreases to interest rates or fees, (B) subject to Section 7.11 hereof, changes to the amount of the Revolving Credit Commitment (except for a ratable decrease in the Revolving Credit Commitment), (C) final maturity of any Loan and fees (in each case, as applicable to such participant) and (D) releases of all or substantially all of the Collateral, (iii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 1.12 hereof, but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which Lender granting such participation would have been entitled to receive and (v) Borrower shall continue to deal solely and directly with Lender in connection with Lender's and its participants' rights and obligations under this Credit Agreement.

                  (d) The Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower furnished to Lender by or on behalf of Borrower; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 7.16 hereof.

                  (e) Any assignment pursuant to subsection (a) of this Section shall constitute an amendment of the Commitments as of the effective date of such assignment.

                  (f) Notwithstanding anything contained in this Section Lender may at any time assign or pledge all or any portion of its rights under this Agreement without the prior written consent of Borrower to secure extensions of credit to Lender or in support of obligations owed by Lender; provided that (i) no such assignment or pledge shall release Lender from any of its obligations hereunder or substitute any such assignee or pledgee for Lender as a the party hereto and (ii) the right of any such assignee or pledgee to exercise any of Lender's the rights hereunder or to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise shall at all times be subject to the other terms and provisions of this Section. In order to facilitate such an assignment, Borrower shall, at the request of Lender, duly execute and deliver to Lender a note or notes evidencing the Loans made to Borrower by Lender hereunder.

                  SECTION 7.4 Expenses; Documentary Taxes. Whether or not the transactions hereby contemplated shall be consummated, Borrower agrees to pay
(a) all reasonable out-of-pocket expenses incurred by Lender in connection with, or arising out of, the performance of due diligence, the negotiation, preparation, execution, delivery, waiver or modification and administration of this Credit Agreement and any other documentation contemplated hereby and the making of the Loans, any Collateral or any Fundamental Document, including but not limited to, the reasonable out-of-pocket costs of Lender in connection with the administration of this Credit Agreement, the verification of financial data or the transactions contemplated hereby, and the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel for Lender, and any other counsel that Lender shall retain and (b) all reasonable out-of-pocket expenses incurred by Lender in the enforcement or protection (as distinguished from administration) of the rights and remedies of Lender in connection with this Credit Agreement, the other Fundamental Documents or any notes evidencing the Loans hereunder, or as a result of any transaction, action or non-action arising from any of the foregoing, including but not limited to, the reasonable fees and disbursements of any counsel for Lender. Such payments shall be made on the date this Credit Agreement is executed by Borrower and thereafter on demand. The Borrower agrees that it shall indemnify Lender from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Credit Agreement or any notes evidencing any of the Loans hereunder. The obligations of Borrower under this Section shall survive the Facility Termination Date, the termination of this Credit Agreement and the payment of the Loans.

                  SECTION 7.5 Indemnity. The Borrower agrees to indemnify and hold harmless Lender and its directors, officers, employees, trustees, investments advisors and agents, and any professionals retained by them (each an "Indemnified Party") (to the full extent permitted by Applicable Law) from and against any and all claims, demands, losses, judgments, damages and liabilities (including liabilities for penalties) incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Indemnified Party is a party thereto) related to the entering into and/or performance of this Credit Agreement or any other Fundamental Document or the use of the proceeds of any Loans hereunder or the consummation of any other transaction contemplated in this Credit Agreement or any other Fundamental Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses of an Indemnified Party to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnified Party as determined by a final order or judgment of a court of competent jurisdiction). The foregoing indemnity agreement includes any reasonable costs incurred by an Indemnified Party in connection with any action or proceeding which may be instituted in respect of the foregoing by any other Person either against Lender or in connection with which any officer or employee of Lender is called as a witness or deponent, including, but not limited to, the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel to Lender, and any out-of-pocket costs incurred by Lender in appearing as a witness or in otherwise complying with legal process served upon them. The obligations of Borrower under this Section shall survive the Facility Termination Date, the termination of this Credit Agreement and the payment of the Loans and shall inure to the benefit of any Person who was a Lender notwithstanding such Person's assignment of all its Loans and its Revolving Credit Commitment hereunder.

                  If Borrower shall fail to do any act or thing which it has covenanted to do hereunder or under a Fundamental Document, or any representation or warranty of Borrower shall be breached, Lender may (but shall not be obligated to) upon two Business Days' notice to Borrower do the same or cause it to be done or remedy any such breach, and there shall be added to the Obligations hereunder the cost or expense incurred by Lender in so doing, and any and all amounts expended by Lender in taking any such action shall be repayable to it upon its demand therefor and shall bear interest at a rate per annum of 2% in excess of the rate set forth in Section 1.10(a) from the date advanced to the date of repayment.

                  SECTION 7.6 CHOICE OF LAW. THIS CREDIT AGREEMENT, AND ANY NOTE EVIDENCING ANY OF THE LOANS HEREUNDER, AND THE OTHER FUNDAMENTAL DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES AND BY FEDERAL LAW TO THE EXTENT APPLICABLE; PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY SECURITY DOCUMENT FILED IN A JURISDICTION OUTSIDE THE STATE OF NEW YORK, THE LAWS OF SUCH JURISDICTION WHERE SUCH SECURITY DOCUMENT WAS FILED SHALL APPLY.

                  SECTION 7.7 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF, ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS CREDIT AGREEMENT AND ANY OTHER FUNDAMENTAL DOCUMENT. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

                  SECTION 7.8 WAIVER WITH RESPECT TO DAMAGES. THE BORROWER ACKNOWLEDGES THAT THE LENDER HAS NO FIDUCIARY RELATIONSHIP WITH, OR FIDUCIARY DUTY TO, THE BORROWER ARISING OUT OF OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OTHER FUNDAMENTAL DOCUMENT AND THE RELATIONSHIP BETWEEN THE BORROWER AND THE LENDER IN CONNECTION THEREWITH IS SOLELY THAT OF DEBTOR AND CREDITOR. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER SHALL NOT ASSERT, AND THE BORROWER HEREBY WAIVES, ANY CLAIMS AGAINST THE LENDER ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS CREDIT AGREEMENT, ANY FUNDAMENTAL DOCUMENT, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  SECTION 7.9 No Waiver. No failure on the part of Lender to exercise, and no delay in exercising, any right, power or remedy hereunder, under any note evidencing any Loan hereunder, or any other Fundamental Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  SECTION 7.10 Extension of Payment Date. Except as otherwise specifically provided in Article 1 hereof, should any payment or prepayment of principal of or interest on any of the Loans or any other amount due hereunder, become due and payable on a day other than a Business Day, the due date of such payment or prepayment shall be extended to the next succeeding Business Day and, in the case of a payment or prepayment of principal, interest shall be payable thereon at the rate herein specified during such extension.

                  SECTION 7.11 Amendments, etc. Unless otherwise specifically provided herein any provision of this Credit Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Lender.

                  SECTION 7.12 Severability. Any provision of this Credit Agreement or of any note evidencing any Loan hereunder which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 7.13 SERVICE OF PROCESS. EACH PARTY HERETO (EACH A "SUBMITTING PARTY") HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT (INCLUDING, BUT NOT LIMITED TO THE SUBJECT MATTER HEREOF AND ANY OTHER FUNDAMENTAL DOCUMENT AND THE SUBJECT MATTER THEREOF). EACH SUBMITTING PARTY TO THE EXTENT PERMITTED BY APPLICABLE LAW
(A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN THE ABOVE-NAMED COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF AND ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF (AS APPLICABLE) MAY NOT BE ENFORCED IN OR BY SUCH COURT AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR

COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. EACH SUBMITTING PARTY HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN TO IT PURSUANT TO SECTION 7.1 HEREOF. EACH SUBMITTING PARTY AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF EACH OF THE OTHER SUBMITTING PARTIES. FINAL JUDGMENT AGAINST ANY SUBMITTING PARTY IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE SUBMITTING PARTY THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION.

                  SECTION 7.14 Headings. Section headings used herein and the Table of Contents are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Credit Agreement.

                  SECTION 7.15 Execution in Counterparts. This Credit Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals. Delivery of an executed signature page to this Credit Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Credit Agreement.

                  SECTION 7.16 Confidentiality. The Lender understands that some of the information furnished to it pursuant to this Credit Agreement may be received by it prior to the time that such information shall have been made public, and Lender hereby agrees that it will keep all the information received by it in connection with this Credit Agreement confidential except that Lender shall be permitted to disclose information (i) to such of its officers, directors, employees, agents, representatives, auditors, consultants, advisors, trustees, investments advisors, lawyers and affiliates as need to know such information in connection with this Credit Agreement or any other Fundamental Document; (ii) to a proposed assignee or participant in accordance with Section 7.3(f) hereof; (iii) to the extent required by Applicable Law and regulations or by any subpoena or other legal process (in any which event Lender shall promptly notify Borrower to the extent not prohibited by Applicable Law); (iv) to the extent requested by any bank regulatory authority or other regulatory authority;
(v) to the extent such information (A) becomes publicly available other than as a result of a breach of this Credit Agreement, (B) becomes available to Lender on a nonconfidential basis from a source other than Borrower or any of its Affiliates, which source is not known to Lender to be prohibited from transmitting the information to Lender by any contractual or other obligation to Borrower or (C) was available to Lender on a nonconfidential basis prior to its disclosure to Lender; (vi) to the extent Borrower shall have consented to such disclosure in writing; or (vii) in connection with the servicing of the Loans hereunder, in protecting or enforcing any rights and/or remedies in connection with any

Fundamental Document or in any proceeding in connection with any Fundamental Document or any of the transactions contemplated thereby.

                  SECTION 7.17 Entire Agreement. This Credit Agreement (including the Exhibits and Schedules hereto) represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between any of the parties hereto (other than the Commitment Letter) prior to the execution of this Credit Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Credit Agreement.

                  SECTION 7.18 Enforcement of Rights; No Obligation to Marshall Assets. In enforcing any rights under this Credit Agreement or any other Fundamental Document, Lender shall not be required to resort to any particular security, right or remedy through foreclosure or otherwise, or to proceed in any particular order of priority, or to otherwise act or refrain from acting; and, to the extent permitted by Applicable Law, Borrower hereby waives and releases any right to a marshaling of assets or a sale in inverse order of alienation.

                  SECTION 7.19 Reproduction of Documents. The Credit Agreement, all documents constituting Schedules or Exhibits hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers and modifications that may hereafter be executed; (b) the Fundamental Documents; and (c) financial statements, certificates, and other information previously or hereafter furnished to Lender may be reproduced by Lender by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the parties hereto agrees and stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by applicable law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

                  SECTION 7.20 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without order of or application to any court, to set-off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding trust funds) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Obligations, irrespective of whether or not Lender shall have made any demand under any Fundamental Document and although the Obligations may not have been accelerated. The rights of Lender under this Section are in addition to other rights and remedies which Lender may have upon the occurrence and during the continuance of any Event of Default.

8. GRANT OF SECURITY INTEREST; REMEDIES

                  SECTION 8.1 Security Interests. (a) As security for the due and punctual payment of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of Borrower whether or not post filing interest is allowed in such proceeding), Borrower hereby mortgages, pledges, assigns, transfers, sets over, conveys and delivers to Lender and grants to Lender a first priority security interest in the Collateral and the proceeds thereof, including, without limitation, the Assigned Lease Proceeds.

                  (b) It is expressly agreed and understood by Borrower that, with respect to the Assigned Lease Proceeds, the foregoing security interests shall apply to any future sale of the underlying lease whether such underlying lease is sold individually or as a package, whether sold as part of a merger or consolidation or "going concern" sale of Borrower or its assets, and whether sold pursuant to Section 363 or Section 365 of the Bankruptcy Code or otherwise. It is further expressly agreed and understood by Borrower that the Lien and security interest granted by Borrower to Lender herein in the Assigned Lease Proceeds shall also apply and be fully enforceable in any future or subsequent bankruptcy filing by Borrower under Chapter 7 or 11 of the Bankruptcy Code and in any bankruptcy court as well as in Borrower's existing bankruptcy case in the Bankruptcy Court.

                  (c) It is the express intention of Borrower that Lender be treated in all respects as a secured lender in any subsequent bankruptcy case of Borrower under Chapter 7 or 11 and in any bankruptcy court and that Lender be treated as a secured creditor under Section 506 of the Bankruptcy Code with a duly perfected Lien and mortgage in all of Borrower's Collateral and the proceeds thereof, regardless of whether any such Collateral or any proceeds thereof is conveyed under Section 363 or 365 of the Bankruptcy Code or by any other means including, but not limited to, any secured creditor sale.

                  (d) Any Assigned Lease Proceeds received by Borrower shall be immediately paid to Lender, provided, however, that prior to such payment, such Assigned Lease Proceeds shall (i) be deemed at all times to be held by Borrower in trust for the benefit of Lender, (ii) be deposited in the Kimco Collateral Account, and (iii) at no time be deposited or held in either the Concentration Account (as defined in the Working Capital Facility) or any deposit account whose balances are transferred to such Concentration Account under the Working Capital Facility.

                  SECTION 8.2 Use of Collateral. So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions and limitations of this Credit Agreement and the other Fundamental Documents, Borrower may use the Collateral in any lawful manner and as permitted by the provisions of this Credit Agreement and the other Fundamental Documents.

                  SECTION 8.3 Borrower to Hold in Trust. Upon the occurrence and during the continuance of an Event of Default, Borrower will, upon receipt by it of any revenue, income, proceeds, profits or other sums in which a security interest is granted by this Article 8 or by the other Fundamental Documents, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the sum or instrument in trust for Lender, segregate such sum or instrument from Borrower's own assets (including segregation from any Concentration Account (as defined in the Working Capital Facility) and any deposit account whose balances are transferred to such Concentration Account) by, in the case of any such sum, depositing same into the Kimco Collateral Account and forthwith, without any notice, demand or other action whatsoever (all notices, demands, or other actions being expressly waived), endorse, transfer and deliver any such sums or instruments or both, to Lender to be applied to the repayment of the Obligations in accordance with the provisions of this Credit Agreement.

                  SECTION 8.4 Application of Proceeds on Default. Upon the occurrence and during the continuance of an Event of Default, all income and/or proceeds from the Collateral shall be applied first toward payment of the reasonable out-of-pocket costs and expenses paid or incurred by Lender in enforcing this Credit Agreement or the other Fundamental Documents, in realizing on or protecting any Collateral and in enforcing or collecting any Obligations, including, without limitation, court costs, reasonable attorneys' fees and expenses and reasonable financial consultants' fees incurred by Lender and then to the indefeasible payment in full in cash of the Obligations in accordance with the provisions of this Credit Agreement. Any amounts remaining after such indefeasible payment in full shall be remitted to Borrower or as a court of competent jurisdiction may otherwise direct.

                  SECTION 8.5 Power of Attorney. Upon the occurrence and during the continuance of an Event of Default (a) Borrower does hereby irrevocably make, constitute and appoint Lender or any of its officers or designees its true and lawful attorney-in-fact with full power in the name of Lender, such other Person or Borrower to receive, open and dispose of all mail addressed to Borrower, and to endorse any notes, checks, drafts, money orders or other evidences of payment relating to the Collateral that may come into the possession of Lender with full power and right to cause the mail of such Persons to be transferred to Lender's own offices or otherwise, and to do any and all other acts necessary or proper to carry out the intent of this Credit Agreement and the grant of the security interests hereunder and under the Fundamental Documents, and Borrower does hereby ratify and confirm all that Lender or its substitutes shall properly do by virtue hereof, and (b) Borrower does hereby further irrevocably make, constitute and appoint Lender or any of its officers or designees its true and lawful attorney-in-fact in the name of Lender, such other Person or Borrower (i) to enforce all of Borrower's rights under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of Lender, (ii) to enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions of the Fundamental Documents that are required to be observed or performed by Borrower,
(iii) to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as Lender may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the security interests granted to Lender hereunder and under the other Fundamental Documents, and (iv) to do any and all other things necessary or proper to carry out the intention of this Credit Agreement and the grant of the security interests hereunder and under the other Fundamental Documents. The Borrower hereby ratifies and confirms in advance all that Lender as such attorney-in-fact or its substitutes shall properly do by virtue of this power of attorney in accordance with the terms hereof.

                  SECTION 8.6 Financing Statements, Direct Payments. The Borrower hereby authorizes Lender to file UCC financing statements and any amendments thereto or continuations thereof and any other appropriate security documents or instruments and to give any notices necessary or desirable to perfect its Lien on the Collateral and proceeds thereof, in all cases without the signature of Borrower or to execute such items as attorney-in-fact for Borrower; provided, that Lender shall provide copies of any such documents or instruments to Borrower. The Borrower further authorizes Lender upon the occurrence of a default under

Article 6(b) or Article 6(c) hereof, and during the continuation of any such default, to notify any tenants that all sums payable to Borrower relating to the Collateral shall be paid directly to Lender.

                  SECTION 8.7 Further Assurances. Upon the request of Lender, Borrower hereby authorizes Lender to file UCC financing statements and any amendments thereto or continuations thereof and any other appropriate security documents or instruments and to give any notices necessary or desirable to perfect its Lien on the Collateral and proceeds thereof, in all cases without the signature of Borrower or to execute such items as attorney-in-fact for Borrower; provided, however that Lender shall provide copies of any such documents or instruments to Borrower. The Borrower further authorizes Lender upon the occurrence of a default under Article 6(b) or Article 6(c) hereof, and during the continuation of any such default, to notify any tenants that all sums payable to Borrower relating to the Collateral shall be paid directly to Lender.

                  SECTION 8.8 Termination and Release. (a) The security interests granted under this Article 8 shall terminate on the Facility Termination Date. Upon request by Borrower (and at its sole expense) following such termination, Lender will take all reasonable action and do all things reasonably necessary, including executing UCC termination statements, to terminate the security interest granted to it hereunder and under the other Fundamental Documents.

                  (b) Upon the written request of Borrower, Lender shall at the sole cost and expense of Borrower release its security interest, if any, in any Collateral sold, transferred or otherwise disposed of by Borrower to the extent such sale, transfer or other disposition is permitted by, and made in accordance with the terms of, this Credit Agreement.

                  (c) Upon payment in full of all of the Obligations and termination of the Commitments (except by reason of the occurrence and continuance of an Event of Default and the exercise of any remedies hereunder or under any other Fundamental Document), deliver in recordable form upon the written request of Borrower, at Borrower's expense, to the person or entity making such payment, at the election of such person or entity, either (i) satisfactions of Mortgage, or (ii) if permitted by applicable law, an assignment without recourse representation or warranty, of its right, title and interest in Mortgages.

                  SECTION 8.9 Remedies Not Exclusive. The remedies conferred upon or reserved to Lender in this Article 8 are intended to be in addition to, and not in limitation of, any other remedy or remedies available to Lender under this Credit Agreement, the other Fundamental Documents and applicable law. Without limiting the generality of the foregoing, Lender shall have all rights and remedies of a secured creditor under Article 9 of the UCC and under any other Applicable Law.

                  SECTION 8.10 Continuation and Reinstatement. The Borrower further agrees that the security interest granted hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof of any Obligation is rescinded or must otherwise be restored by Lender upon the bankruptcy or reorganization of Borrower or otherwise.

9. DEFINITIONS

                  For the purposes hereof unless the context otherwise requires, all references to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Credit Agreement. The following terms shall have the meanings indicated. All accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the UCC and not otherwise defined herein shall have the respective meanings accorded to them therein. Whenever the context may require, any pronoun shall include the masculine, feminine and neuter forms. Unless the context otherwise requires, any of the following terms may be used in the singular or the plural, depending on the reference:

                  "Accounting Period" shall mean a four-week calendar period within a fiscal year of Borrower with the first such period commencing on the first day of a fiscal year and each subsequent such four-week calendar period commencing at the end of the immediately preceding period such that there are thirteen four-week periods in each fiscal year, provided, that the thirteenth such period of any fiscal year may be a five-week period.

                  "Affiliate" shall mean with respect to any Person (including Borrower), any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such latter Person possesses, directly or indirectly, power either to (i) vote fifteen percent (15%) or more of the securities or other ownership interests having ordinary voting power for the election of directors (or the equivalent) of such controlled Person or (ii) direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise. For purposes of this definition, neither Lender nor any of its affiliates shall be included in the definition of the term "Affiliate" hereunder.

                  "Affiliated Group" shall mean a group of Persons, each of which is an Affiliate of some other Person in the group.

                  "Applicable Law" shall mean all applicable provisions of statutes, rules, regulations and orders of the United States, any state thereof or municipality therein or of any foreign governmental body or of any regulatory agency applicable to the Person in question, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

                  "Assigned Lease Proceeds" shall mean the proceeds of any assignment, sale, lease or sublease or any other conveyance or transfer of any of the Leased Properties and any of the other properties listed on Schedule 2.14(b). For the avoidance of doubt, "Assigned Lease Proceeds" specifically includes any proceeds from any future assignment, sale, lease or sublease or any other conveyance or transfer of any of such leases whether assigned, sold, leased or subleased individually or as a package with other assets, whether assigned, sold, leased or subleased as part of a merger or consolidation or "going concern" sale of Borrower or any of Borrower's assets, and whether assigned, sold, leased or subleased or otherwise conveyed or transferred pursuant to Section 363 or Section 365 of the Bankruptcy Code or otherwise in any future or subsequent bankruptcy filing by Borrower under Chapter 7 or 11 of the Bankruptcy

Code and in any bankruptcy court as well as in Borrower's existing bankruptcy case in the Bankruptcy Court.

                  "Authorized Officer" shall mean, with respect to Borrower, the president, vice president, chief financial officer, chief accounting officer, secretary or treasurer.

                  "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, as codified at 11 U.S.C. ss. 101 et seq.

                  "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Maryland (Baltimore Division).

                  "Borrower" shall have the meaning given to such term in the initial paragraph of this Credit Agreement.

                  "Borrowing" shall mean a Loan or group of Loans of the same Tranche.

                  "Borrowing Certificate" shall mean a borrowing certificate, substantially in the form of Exhibit A hereto, to be delivered by Borrower to Lender in connection with each Borrowing.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks are required or permitted to close in the State of New York.

                  "Capital Lease", as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Stock" shall mean (i) with respect to corporate stock, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock, including without limitation, any Preferred Stock or (ii) with respect to any other evidence of beneficial ownership of any entity which is not a corporation, any and all partnership interests or any other equity interests or evidences of beneficial ownership, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) a partnership interest or other equity interest or evidence of beneficial ownership.

                  "Closing Date" shall mean the date on which the conditions precedent set forth in Section 3.1 hereof have been satisfied or waived.

                  "Code" shall mean the Internal Revenue Code of 1986, as heretofore and hereafter amended, as codified at 26 U.S.C. ss. 1 et seq., and the applicable regulations promulgated thereunder, or any successor provision thereto.

                  "Collateral" shall mean, collectively, the Mortgaged Property, each Fee Property, each Leased Property, the Assigned Lease Proceeds, the Kimco Collateral Account and all funds deposited or held therein, and all of the proceeds of any kind of the foregoing.

                  "Commitment" shall mean any of the commitments of Lender to make Loans, i.e., whether the Term Loan Commitment or the Revolving Credit Commitment.

                  "Commitment Letter" means that certain letter agreement, dated February 8, 2002, between Lender and Borrower.

                  "Congress" shall mean Congress Financial Corporation
(Central).

                  "Credit Agreement" shall have the meaning given to such term in the initial paragraph of this agreement.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "Eligible Assignee" shall mean any (x) Affiliate of Lender or
(y) commercial bank, insurance company, investment or mutual fund or other entity with assets of at least $100,000,000 that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit, buys loans and is in the business of lending as one of its businesses.

                  "Environment" shall mean any surface or subsurface water, groundwater, water vapor, surface or subsurface land, air, fish, wildlife, microorganisms and all other natural resources.

                  "Environmental Claim" shall mean any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other written communication, whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any Person (including, but not limited to, any Governmental Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, damage, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Materials at any location, including, but not limited to, any Premises or any location other than any Premises to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal.

                  "Environmental Clean-up Site" shall mean any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending action, suit, proceeding, or investigation related to or arising from a Release, or a threatened or suspected Release of a Hazardous Material.

                  "Environmental Laws" shall mean any and all applicable federal, state, local or municipal or foreign laws, rules, orders, regulations, statutes, ordinances, codes, common law doctrines, decrees or enforceable requirements of any Governmental Authority regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material or environmental protection or worker health and safety, as now or at any time hereafter in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. ss.1251 et seq., the Clean Air Act ("CAA"), 42 U.S.C. ss.ss. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. ss.ss. 136 et seq., the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C.
ss.ss. 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act ("EPCRA"), 42 U.S.C. ss. 11001 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss.6901 et seq., the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C. ss. 655 and ss.657, together, in each case, with any amendment thereto, and the regulations adopted and the publications promulgated thereunder and all substitutions thereof.

                  "Environmental Permit" shall mean any federal, state, local, provincial, or foreign permits, licenses, approvals, consents or authorizations required by any Governmental Authority under or in connection with any Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as heretofore and hereafter amended, as codified at 29 U.S.C. ss. 1001 et seq., and applicable regulations promulgated thereunder, or any successor provision thereto.

                  "ERISA Affiliate" shall mean each Person (as defined in Section 3(9) of ERISA) which is treated as a single employer with Borrower under
Section 414(b), (c), (m) or (o) of the Code.

                  "Event of Default" shall have the meaning given to such term in Article 6 hereof.

                  "Extension Fee" shall have the meaning given to such term in
Section 1.4(c) hereof.

                  "Extension Period" shall have the meaning given to such term in Section 1.4(c) hereof.

                  "Facility Termination Date" shall mean the date on which all of the Obligations have been indefeasibly paid in full in cash and the Revolving Credit Commitment and the Term Loan Commitment have been permanently terminated in their entirety.

                  "Fee Property" shall mean each property identified on Schedule 2.14(a).

                  "Fees" shall mean all fees payable pursuant to the terms of this Credit Agreement.

                  "Final Order" shall mean an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, as to which no stay has been entered and which has not been reversed, modified, vacated or overturned and as to which the time to appeal or to seek certiorari has expired and no appeal or petition for certiorari is pending that (i) would be material, (ii) related to this Credit Agreement or the Working Capital Facility or (iii) related to the Plan of Reorganization.

                  "Fundamental Documents" shall mean this Credit Agreement, the Warrant Agreement, any note issued to evidence any Loan hereunder, each Mortgage and each of the other Security Documents, the Post-Closing Undertaking and any other documentation which is required to be or is otherwise executed by Borrower and delivered in connection with this Credit Agreement or any of the other documents listed in this definition.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied (except for accounting changes in response to FASB releases, or other authoritative pronouncements).

                  "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or any foreign jurisdiction.

                  "Guaranty" shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intending to guarantee, or otherwise providing credit support, for any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, by contract, as a general partner or otherwise, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services from the primary obligor or other Person, in each case, primarily for the purpose of assuring the performance of the primary obligor of any such primary obligation or assuring the owner of any such primary obligation of the repayment of such primary obligation. The amount of any Guaranty shall be deemed to be an amount equal to (x) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made (or, if the amount of such primary obligation is not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder)) or (y) the stated maximum liability under such Guaranty, whichever is less.

                  "Hazardous Materials" shall mean any chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law, including petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls.

                  "Indebtedness" shall mean (without duplication), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables arising in the ordinary course of business and payable in accordance with customary trading terms); (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument (whether or not disbursed in full in the case of a construction loan); (iii) indebtedness of others which such Person has directly or indirectly assumed or guaranteed or otherwise provided credit support therefor; (iv) indebtedness of others secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness (provided, that if such Person has not assumed such indebtedness of another Person then the amount of indebtedness of such Person pursuant to this clause (iv) for purposes of this Credit Agreement shall be equal to the lesser of the amount of the indebtedness of the other Person or the fair market value of the assets of such Person which secures such other indebtedness); (v) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (vi) any Guaranty by such Person; (vii) obligations of such Person under Capital Leases;
(viii) all obligations of such Person under any Interest Rate Protection Agreement; and (ix) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation.

                  "Initial Maturity Date" shall mean the third anniversary of the Closing Date.

                  "Interest Deficit" shall have the meaning given to such term in Section 1.12 hereof.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, synthetic cap, collar or floor or other financial agreement or arrangement designed to protect Borrower against fluctuations in interest rates or to reduce the effect of any such fluctuations.

                  "Kimco Collateral Account" shall have the meaning given to such term in Section 4.15.

                  "Leased Property" shall mean each property identified on
Schedule 2.14(b) with an asterisk.

                  "Lender" shall have the meaning given to such term in the initial paragraph of this Credit Agreement.

                  "License" shall have the meaning given to such term in Section 5.1(e).

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including, without limitation, any conditional sale or other title retention agreement, any agreement to grant a security interest at a future date, any lease in the nature of security, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

                  "Loans" shall mean, collectively, the Term Loan and the Revolving Credit Loans. A "Loan" shall mean any one of such Loans individually.

                  "Material Adverse Effect" shall mean any event or condition that (i) has a material adverse effect on the business, assets, properties, performance, operations, condition (financial or otherwise) of Borrower, (ii) materially impairs the ability of Borrower to perform its respective obligations under any Fundamental Document to which it is or will be a party or (iii) materially and adversely affects the Liens granted to Lender or materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to Lender; provided, however, that any event or condition will be deemed to have a "Material Adverse Effect" if such event or condition when taken together with all other events and conditions occurring or in existence at such time (including all other events and conditions which, but for the fact that a representation, warranty or covenant is subject to a "Material Adverse Effect" exception, would cause such representation or warranty contained herein to be untrue or such covenant to be breached) would result in a "Material Adverse Effect", even though, individually, such event or condition would not do so.

                  "Mortgage" shall mean a Mortgage, Open End Mortgage, Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement, substantially in the form of Exhibit B hereto, executed and delivered by Borrower to Lender for each Fee Property and each Leased Property and in each case, as such document may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

                  "Mortgaged Property" shall have the meaning given to such term in the Mortgages with respect to each Fee Property and each Leased Property.

                  "Multiemployer Plan" shall mean a plan described in Section 4001(a)(3) of ERISA to which Borrower or ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the five (5) preceding plan years made or accrued an obligation to make contributions.

                  "Net Cash Proceeds" shall mean (a) the aggregate cash proceeds received by Borrower in a transaction permitted under Section 5.3 hereof (including, without limitation, as applicable, all cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received) and minus (b) the sum of (i) reasonable and customary brokerage commissions and other reasonable and customary fees and direct expenses (including reasonable and customary fees and expenses of counsel and investment bankers actually paid by Borrower) related to such transaction, (ii) payments made to retire Indebtedness (other than the Loans) secured by any assets being sold or otherwise disposed of where payment of such Indebtedness is required in connection with such sale or disposition,
(iii) reasonable reserves for indemnification obligations and (iv) taxes payable in connection with such transaction; provided, that with respect to taxes, expenses shall only include taxes to the extent that taxes are payable in cash in the current year or in the next succeeding year with respect to the current year as a direct result of the applicable transaction.

                  "Obligations" shall mean (a) all obligations, whether direct or indirect, contingent or absolute, of every type or description and at any time existing, of Borrower to make due and punctual payment of principal of and all interest on the Loans, the Fees, costs and attorneys' fees and all other monetary obligations of Borrower to Lender under or in respect of this Credit Agreement, any note evidencing any of the Loans hereunder, any other Fundamental Document, and (b) all other obligations of Borrower pursuant to this Credit Agreement or any other Fundamental Document.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permitted Liens" shall mean Liens permitted under Section 5.2 hereof.

                  "Person" shall mean any natural person, corporation, division of a corporation, partnership, limited liability partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" shall mean an employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, maintained or contributed to by Borrowers, or any ERISA Affiliate, or otherwise pursuant to which Borrowers could have liability.

                  "Plan of Reorganization" shall mean the plan of reorganization filed with the Bankruptcy Court and confirmed by the order dated May 7, 2002 (as amended) with respect to those certain cases pending under Chapter 11 of the Bankruptcy Code in the District of Maryland (Baltimore Division) filed by (i) Borrower (Case No. 01-52415-JS) and (ii) FNC Holdings, Inc. (Case No. 01-52416-JS), which cases are jointly administered, together with such amendments as may be approved by Lender.

                  "Post-Closing Undertaking" shall mean that certain Post-Closing Undertaking, dated as of the date hereof, between Lender and Borrower.

                  "Preferred Stock" shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of the issuer thereof, over shares of Capital Stock of any other class of such issuer.

                  "Premises" shall mean any real property currently or formerly owned, leased or operated by Borrower, including, but not limited to, all soil, surface water, or groundwater thereat.

                  "Refinancing Indebtedness" shall have the meaning given to such term in Section 5.2(j).

                  "Release" shall mean any discharging, disposing, emitting, leaking, pumping, pouring, emptying, injecting, escaping, leaching, dumping or spilling of any Hazardous Material into the Environment.

                  "Reportable Event" shall mean any reportable event as defined in Section 4043(c) of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

                  "Requirements" shall mean all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements of every Governmental Authority having jurisdiction over any item of Collateral and all restrictive covenants applicable to any item of Collateral.

                  "Revolving Credit Commitment" shall mean the commitment of Lender to make Revolving Credit Loans to Borrower from the Closing Date through the Revolving Credit Commitment Termination Date up to an aggregate principal amount, at any one time, not in excess of $10,000,000, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

                  "Revolving Credit Commitment Termination Date" shall mean the earlier of (i) the Revolving Credit Loan Maturity Date, and (ii) the date on which the Revolving Credit Commitment shall terminate in accordance with Section
1.7 or Article 6 hereof.

                  "Revolving Credit Loan Maturity Date" shall mean the later of
(i) the Initial Maturity Date and (ii) the date to which such date is extended in accordance with Section 1.4(c) hereof.

                  "Revolving Credit Loans" shall have the meaning given to such term in Section 1.2(a) hereof.

                  "Security Documents" shall mean the Mortgages and any other agreements, documents or instruments (including, without limitation, UCC financing statements or other statements or filings pursuant to the UCC or Applicable Law, as well as any amendments, supplements or modifications thereto) executed in connection with or relating to Lender's security interest in the Collateral.

                  "Subsidiary" shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

                  "Substitute Lease" shall have the meaning given to such term in Section 5.1(e).

                  "Term Loan" shall have the meaning given such term in Section
1.1 hereof.

                  "Term Loan Commitment" shall mean the commitment of Lender to make the Term Loan to Borrower up to an aggregate principal amount, at any one time, not in excess of $20,000,000 as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

                  "Term Loan Maturity Date" shall mean the earlier of (i) the later of (x) the Initial Maturity Date and (y) the date to which such date is extended in accordance with Section 1.4(c) hereof, and (ii) the date on which the Term Loan shall become due and payable pursuant to Article 6 hereof.

                  "Title Company" shall mean Fidelity National Title Insurance Company of New York or any other title insurance company of recognized national standing which is acceptable to Lender in its sole discretion.

                   "Tranche" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans or the Term Loan.

                  "UCC" shall mean the Uniform Commercial Code in the State of New York as in effect from time to time.

                  "Warrant Agreement" shall mean those certain Stock Purchase Warrants, each dated the date hereof, substantially in the form of Exhibit D hereto and issued to each of Kimco Realty Services, Inc. and Third Avenue Trust, on behalf of the Third Avenue Real Estate Value Fund Series.

                  "Working Capital Facility" shall mean the financing arrangement evidenced by that certain Loan and Security Agreement, dated as of May __, 2002, among Borrower, Congress, the Lenders named therein and Congress, as agent, and any agreements, instruments and documents executed in connection therewith, in each case, as the same may be amended or modified, and any subsequent financing arrangement that replaces or refinances such financing arrangement, to the extent such refinancing is permitted under Section 5.1(j).

                       [SIGNATURE PAGES ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and the year first written above.

                                            BORROWER:

                                            FRANK'S NURSERY & CRAFTS, INC.


                                            By:      /s/ Larry T. Lakin
                                               --------------------------------
                                            Name:    Larry T. Lakin
                                            Title:   Vice Chairman/CFO


                                            LENDER:

                                            KIMCO CAPITAL CORP.


                                            By:    /s/ David Samber
                                               --------------------------------
                                            Name:  David Samber
                                            Title: Vice President